                                                                  EXHIBIT 10.100

           INTERCONNECTION AGREEMENT UNDER SECTIONS 251 AND 252 OF
                      THE TELECOMMUNICATIONS ACT OF 1996

                           Dated as of July 17, 1997


                                BY AND BETWEEN

                   AMERITECH INFORMATION INDUSTRY SERVICES,
                    A DIVISION OF AMERITECH SERVICES, INC.
                        ON BEHALF OF AMERITECH INDIANA

                                      AND

               CONSOLIDATED COMMUNICATIONS TELECOM SERVICES INC.

                               TABLE OF CONTENTS

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                                                                                                             Page
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
1.0    DEFINITIONS.............................................................................................1
2.0    INTERPRETATION AND CONSTRUCTION.........................................................................8
3.0    IMPLEMENTATION SCHEDULE AND INTERCONNECTION ACTIVATION DATES............................................8
4.0    INTERCONNECTION PURSUANT TO SECTION 251(C)(2)...........................................................9
       4.1     Scope...........................................................................................9
       4.2     Interconnection Points and Methods..............................................................9
       4.3     Fiber-Meet......................................................................................9
       4.4     Tie-Cable Interconnection.......................................................................11
       4.5     Interconnection in Additional LATAs.............................................................12
       4.6     Nondiscriminatory Interconnection...............................................................12
       4.7     Technical Specifications........................................................................12
5.0    TRANSMISSION AND ROUTING OF TELEPHONE EXCHANGE SERVICE TRAFFIC PURSUANT TO SECTION 251(C)(2)............13
       5.1     Scope of Traffic................................................................................13
       5.2     Trunk Group Architecture and Traffic Routing....................................................13
       5.3     Signaling.......................................................................................14
       5.4     Grades of Service...............................................................................15
       5.5     Measurement and Billing.........................................................................15
       5.6     Reciprocal Compensation Arrangements -- Section 251(b)(5).......................................15
6.0    TRANSMISSION AND ROUTING OF EXCHANGE ACCESS TRAFFIC PURSUANT TO SECTION 251(C)(2).......................16
       6.1     Scope of Traffic................................................................................16
       6.2     Trunk Group Architecture and Traffic Routing....................................................16
       6.3     Meet-Point Billing Arrangements.................................................................16
7.0    TRANSPORT AND TERMINATION OF OTHER TYPES OF TRAFFIC.....................................................17
       7.1     BLV/BLVI Traffic................................................................................17
       7.2     Transit Service.................................................................................17
8.0    GROOMING PLAN AND INSTALLATION, MAINTENANCE, TESTING AND REPAIR; NONDISCRIMINATORY PROVISION OF SERVICE.18
       8.1     Grooming Plan...................................................................................19
       8.2     Operation and Maintenance.......................................................................20
       8.3     Installation, Maintenance, Testing and Repair...................................................20
9.0    UNBUNDLED ACCESS -- SECTION 251(C)(3)...................................................................19
       9.1     Local Loop Transmission Types...................................................................20
       9.2     Port Types......................................................................................21
       9.3     Private Lines and Special Access................................................................22
       9.4     Limitations on Unbundled Access to Loops and Ports..............................................23
       9.5     Availability of Other Network Elements on an Unbundled Basis....................................24
       9.6     Provisioning of Unbundled Loops -- Coordinated Procedure........................................24
       9.7     Provisioning of Unbundled Loops -- General......................................................26
       9.8     Provisioning of Unbundled Loops - Other.........................................................28

       9.9     Maintenance of Unbundled Network Elements.......................................................28

       9.10    Nondiscriminatory Access to and Provision of Network Elements...................................29

10.0   RESALE--SECTIONS 251(C)(4) AND 251(B)(1)................................................................29

       10.1    Availability of Wholesale Rates for Resale......................................................29

       10.2    Availability of Retail Rates for Resale.........................................................30

11.0   NOTICE OF CHANGES--SECTION 251(C)(5)....................................................................30

12.0   COLLOCATION--SECTION 251(C)(6)..........................................................................30

       SECTION 251(B) PROVISIONS...............................................................................32

13.0   NUMBER PORTABILITY--SECTION 251(B)(2)...................................................................32

       13.1    Scope...........................................................................................32

       13.2    Procedures for Providing INP Through Remote Call Forwarding.....................................33

       13.3    Procedures for Providing INP Through Direct Inward Dial Trunks..................................34

       13.4    Receipt of Terminating Compensation on Traffic to INP'ed Numbers................................34

       13.5    Pricing For Interim Number Portability..........................................................35

       13.6    Provision of Number Portability and Referral Announcements......................................35

14.0   DIALING PARITY--SECTION 251(B)(3).......................................................................35

15.0   ACCESS TO RIGHTS-OF-WAY--SECTION 251(B)(4)..............................................................35

16.0   REFERRAL ANNOUNCEMENT...................................................................................36

17.0   OPERATIONS SUPPORT SYSTEMS FUNCTIONS....................................................................36
18.0   OTHER SERVICES..........................................................................................36

       GENERAL PROVISIONS......................................................................................36

19.0   GENERAL RESPONSIBILITIES OF THE PARTIES.................................................................36
20.0   TERM AND TERMINATION....................................................................................40

       20.1    Term............................................................................................40

       20.2    Renegotiation of Certain Terms..................................................................40
       20.3    Default.........................................................................................41

       20.4    Payment Upon Expiration or Termination..........................................................41
21.0   DISCLAIMER OF REPRESENTATIONS AND WARRANTIES. ..........................................................41
22.0   CANCELLATION CHARGES....................................................................................41

23.0   NON-SEVERABILITY........................................................................................41

24.0   INDEMNIFICATION.........................................................................................42

       24.1    General Provision...............................................................................42

       24.2    Customer Losses.................................................................................42

       24.3    Indemnification Procedures......................................................................43
25.0   LIMITATION OF LIABILITY.................................................................................44

       25.1    Limited Responsibility..........................................................................44
       25.2    Limitation of Damages...........................................................................44
       25.3    Consequential Damages...........................................................................44
26.0   LIQUIDATED DAMAGES FOR SPECIFIED ACTIVITIES.............................................................44
       26.1    Certain Definitions.............................................................................44


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
       26.2    Specified Performance Breach....................................................................47
       26.3    Liquidated Damages..............................................................................47

       26.4    Limitations.....................................................................................47

       26.5    Sole Remedy.....................................................................................48

       26.6    Records.........................................................................................48

27.0   REGULATORY APPROVAL.....................................................................................48

       27.1    Commission Approval.............................................................................48

       27.2    Amendment or Other Changes to the Act; Reservation of Rights....................................49
       27.3    Regulatory Changes..............................................................................49

28.0   MISCELLANEOUS...........................................................................................49

       28.1    Authorization...................................................................................49

       28.2    Compliance......................................................................................50

       28.3    Independent Contractor..........................................................................50
       28.4    Force Majeure...................................................................................50

       28.5    Confidentiality.................................................................................50

       28.6    Governing Law...................................................................................51

       28.7    Taxes...........................................................................................52

       28.8    Non-Assignment..................................................................................52

       28.9    Non-Waiver......................................................................................52

       28.10   Disputed Amounts................................................................................53

       28.11   Notices.........................................................................................54

       28.12   Publicity and Use of Trademarks or Service Marks................................................55
       28.13   Section 252(i) Obligations......................................................................55
       28.14   Joint Work Product..............................................................................56

       28.15   No Third Party Beneficiaries; Disclaimer of Agency..............................................56
       28.16   No License......................................................................................57

       28.17   Technology Upgrades.............................................................................57

       28.18   Dispute Escalation and Resolution...............................................................57
       28.19   Survival........................................................................................57

       28.20   Scope of Agreement..............................................................................58

       28.21   Entire Agreement................................................................................58


                        LIST OF SCHEDULES AND EXHIBITS
Schedules
---------

Schedule 1.56     Rate Centers
Schedule 3.0      Implementation Schedule
Schedule 8.1      Disaster Recovery Provision Escalations
Schedule 9.4.5    Form of Representation of Authorization

Pricing Schedule
Exhibits
--------
Exhibit A         Bona Fide Request
Exhibit B         Consolidated/Ameritech Fiber Meet

             INTERCONNECTION AGREEMENT UNDER SECTIONS 251 AND 252
                     OF THE TELECOMMUNICATIONS ACT OF 1996



     This Interconnection Agreement under Sections 251 and 252 of the Telecommunications Act of 1996 ("Agreement"), is effective as of the 17th day of July 1997 (the "Effective Date"), by and between Ameritech Information Industry Services, a division of Ameritech Services, Inc., a Delaware corporation with offices at 350 North Orleans, Third Floor, Chicago, Illinois 60654, on behalf of Ameritech Indiana ("Ameritech") and Consolidated Communications Telecom Services Inc., an Illinois corporation with offices at 121 South 17th Street, Matoon, Illinois 61938 ("Consolidated").

     WHEREAS, the Parties want to Interconnect their networks at mutually agreed upon points of interconnection to provide Telephone Exchange Services (as defined below) and Exchange Access (as defined below) to their respective business and residential Customers.

     WHEREAS, the Parties are entering into this Agreement to set forth the respective obligations of the Parties and the terms and conditions under which the Parties will interconnect their networks and provide other services as required by the Act (as defined below) and additional services as set forth herein.

     NOW, THEREFORE, in consideration of the mutual provisions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Consolidated and Ameritech hereby agree as follows:

1.0  DEFINITIONS.

     Capitalized terms used in this Agreement shall have the meanings specified below in this Section 1.0 and as defined elsewhere within this Agreement.

     1.1  "Act" means the Communications Act of 1934 (47 U.S.C. (S) 151 et
                                                                        --
seq.), as amended by the Telecommunications Act of 1996, and as from time to
----
time interpreted in the duly authorized rules and regulations of the FCC or the Commission having authority to interpret the Act within its state of jurisdiction.

     1.2 "ADSL" or "Asymmetrical Digital Subscriber Line" means a transmission technology which transmits an asymmetrical digital signal using one of a variety of line codes.

     1.3  "Affiliate" is As Defined in the Act.

     1.4 "Agreement for Switched Access Meet Point Billing" means the Agreement for Switched Access Meet Point Billing dated as of the Effective Date by and between the Parties.

     1.5 "As Defined in the Act" means as specifically defined by the Act and as from time to time interpreted in the duly authorized rules and regulations of the FCC or the Commission.

     1.6 "As Described in the Act" means as described in or required by the Act and as from time to time interpreted in the duly authorized rules and regulations of the FCC or the Commission.

     1.7 "Automatic Number Identification" or "ANI" means a Feature Group D signaling parameter which refers to the number transmitted through a network identifying the billing number of the calling party.

     1.8 "Bona Fide Request" means the process described on Exhibit A that prescribes the terms and conditions relating to a Party's request that the other Party provide an Interconnection, Network Element (or standard of quality thereof) or service not otherwise provided by the terms of this Agreement.

     1.9 "BLV/BLVI Traffic" means an operator service call in which the caller inquires as to the busy status of or requests an interruption of a call on another Customer's Telephone Exchange Service line.

     1.10 "Calling Party Number" or "CPN" is a Common Channel Interoffice Signaling ("CCIS") parameter which refers to the number transmitted through a network identifying the calling party.

     1.11  "Central Office Switch" means a switch used to provide
Telecommunication Services, including, but not limited to:

           (a) "End Office Switches" which are used to terminate Customer station Loops for the purpose of Interconnection to each other and to trunks; and


           (b) "Tandem Office Switches" or "Tandems" which are used to connect and switch trunk circuits between and among other Central Office Switches.

     A Central Office Switch may also be employed as a combination End Office/Tandem Office Switch.

     1.12  "CCS" means one hundred (100) call seconds.

     1.13 "CLASS Features" means certain CCIS-based features available to Customers including, but not limited to: Automatic Call Back; Call Trace; Caller Identification and related blocking features; Distinctive Ringing/Call Waiting; Selective Call Forward; and Selective Call Rejection.

     1.14 "Collocation" means an arrangement whereby one Party's (the "Collocating Party") facilities are terminated in its equipment necessary for Interconnection or for access to Network Elements on an unbundled basis which has been installed and maintained at the Premises of a second Party (the "Housing Party"). Collocation may be "physical" or "virtual". In "Physical Collocation," the Collocating Party installs and maintains its own equipment in the Housing Party's Premises. In "Virtual Collocation," the Housing Party installs and maintains the Collocating Party's equipment in the Housing Party's Premises.

     1.15  "Commercial Mobile Radio Service" or "CMRS" is As Defined by the Act.

     1.16  "Commission" or "IURC" means the Indiana Utility Regulatory
Commission.

     1.17 "Common Channel Interoffice Signaling" or "CCIS" means the signaling system, developed for use between switching systems with stored-program control, in which all of the signaling information for one or more groups of trunks is transmitted over a dedicated high-speed data link rather than on a per-trunk basis and, unless otherwise agreed by the Parties, the CCIS used by the Parties shall be SS7.

     1.18 "Cross Connection" means a connection provided pursuant to Collocation at the Digital Signal Cross Connect, Main Distribution Frame or other suitable frame or panel between the Collocating Party's equipment and either (i) a third-party collocated Telecommunications Carrier's equipment or
(ii) the equipment or facilities of the Housing Party.

     1.19 "Customer" means a third-party residence or business that subscribes to Telecommunications Services provided by either of the Parties.

     1.20 "Delaying Event" means either (a) any failure of Consolidated to perform any of its obligations set forth in this Agreement (including the Implementation Schedule and the Grooming Plan), (b) any delay, act or failure to act by Consolidated or its Customer, agent or subcontractor or (c) any Force Majeure Event, which prevents or delays Ameritech from timely fulfilling any of its obligations hereunder.

     1.21  "Dialing Parity" is As Defined in the Act.

     1.22 "Digital Signal Level" means one of several transmission rates in the time-division multiplex hierarchy.

     1.23 "Digital Signal Level 0" or "DS0" means the 64 kbps zero-level signal in the time-division multiplex hierarchy.

     1.24 "Digital Signal Level 1" or "DS1" means the 1.544 Mbps first-level signal in the time-division multiplex hierarchy. In the time-division multiplexing hierarchy of the telephone network, DS1 is the initial level of multiplexing.

     1.25 "Digital Signal Level 3" or "DS3" means the 44.736 Mbps third-level in the time-division multiplex hierarchy. In the time-division multiplexing hierarchy of the telephone network, DS3 is defined as the third level of multiplexing.

     1.26 "Exchange Message Record" or "EMR" means the standard used for exchange of Telecommunications message information among Telecommunications
providers for billable, non-billable, sample, settlement and study data   EMR
format is contained in Bellcore Practice BR-010-200-010 CRIS Exchange Message Record.

     1.27  "Exchange Access" is As Defined in the Act.

     1.28 "Exchange Area" means an area, defined by the Commission, for which a distinct local rate schedule is in effect.

     1.29  "FCC" means the Federal Communications Commission.

     1.30 "Fiber-Meet" means an Interconnection architecture method whereby the Parties physically Interconnect their networks via an optical fiber interface (as opposed to an electrical interface) at a mutually agreed upon location, at which one Party's responsibility for service begins and the other Party's responsibility ends.

     1.31 "HDSL" or "High-Bit Rate Digital Subscriber Line" means a transmission technology which transmits up to a DS1-level signal, using any one of the following line codes: 2 Binary / 1 Quartenary ("2B1Q"), Carrierless AM/PM, Discrete Multitone ("DMT"), or 3 Binary / 1 Octel ("3B1O").

     1.32  "Incumbent Local Exchange Carrier" or "ILEC" is As Defined in the
Act.

     1.33 "Integrated Digital Loop Carrier" means a subscriber loop carrier system that is twenty-four (24) local Loop transmission paths combined into a
1.544 Mbps digital signal which integrates within the switch at a DS1 level.

     1.34 "Interconnection" means the linking of Ameritech and Consolidated's networks for the mutual exchange of traffic. "Interconnection" does not include the transport and termination of traffic.

     1.35 "Interexchange Carrier" or "IXC" means a carrier that provides, directly or indirectly, interLATA or intraLATA Telephone Toll Services.

     1.36 "Interim Telecommunications Number Portability" or "INP is As Described in the Act.

     1.37  InterLATA" is As Defined in the Act.

     1.38 "Integrated Services Digital Networks" or "ISDN" means a switched network service that provides end-to-end digital connectivity for the simultaneous transmission of voice and data. Basic Rate Interface-ISDN (BRI-
ISDN) provides for a digital transmission of two 64 kbps bearer channels and one 16 kbps data channel (2B+D).

     1.39 "Intellectual Property" means copyrights, patents, trademarks, trade-secrets, mask works and all other intellectual property rights.

     1.40 "IntraLATA Toll Traffic" means all intraLATA calls other than Local Traffic calls.

     1.41  "Local Access and Transport Area" or "LATA" is As Defined in the Act.

     1.42  "Local Exchange Carrier" or "LEC" is As Defined in the Act.

     1.43 "Local Loop Transmission" or "Loop" means the entire transmission path which extends from the network interface device or demarcation point at a Customer's premises to the Main Distribution Frame or other designated frame or panel in a Party's Wire Center which serves the Customer. Loops are defined by the electrical interface rather than the type of facility used.

     1.44 "Local Traffic" means those calls as defined by Ameritech's local service areas as defined in 170 IAC 7-1.1-2(21); provided that during the term
                                                 --------
of this Agreement in no event shall a Local Traffic be greater than the local service areas as defined on the Effective Date.

     1.45 "Loss" or "Losses" means any and all losses, costs (including court costs), claims, damages (including fines, penalties, and criminal or civil judgments and settlements), injuries, liabilities and expenses (including reasonable attorneys' fees).

     1.46 "Main Distribution Frame" means the distribution frame of the Party providing the Loop used to interconnect cable pairs and line and trunk equipment terminals on a switching system.

     1.47 "Meet-Point Billing" means the process whereby each Party bills the appropriate tariffed rate for its portion of a jointly provided Switched Exchange Access Service as agreed to in the Agreement for Switched Access Meet Point Billing.

     1.48  "Network Element" is As Defined in the Act.

     1.49 "North American Numbering Plan" or "NANP" means the numbering plan used in the United Slates that also serves Canada, Bermuda, Puerto Rico and certain Caribbean Islands. The NANP format is a 10-digit number that consists of a 3-digit NPA code (commonly referred to as the area code), followed by a 3-digit NXX code and 4-digit line number.

     1.50  "Number Portability" is As Defined in the Act.

     1.51 "NXX" means the three-digit code which appears as the first three digits of a seven digit telephone number.

     1.52 "Party" means either Ameritech or Consolidated, and "Parties" means Ameritech and Consolidated.

     1.53  "Physical Collocation" is As Defined in the Act.

     1.54 "Port" means a termination on a Central Office Switch that permits Customers to send or receive Telecommunications over the public switched network, but does not include switch features or switching functionality.

     1.55  "Premises" is As Defined in the Act.

     1.56 "Rate Center" means the specific geographic point which has been designated by a given LEC as being associated with a particular NPA-NXX code which has been assigned to the LEC for its provision of Telephone Exchange Service. The Rate Center is the finite geographic point identified by a specific V&H coordinate, which is used by that LEC to measure, for billing purposes, distance sensitive transmission services associated with the specific Rate Center; provided that a Rate Center cannot exceed the boundaries of an
             --------
Exchange Area as defined by the Commission. Consolidated's Rate Centers existing as of the Effective Date are listed in Schedule 1.56.

     1.57  "Reciprocal Compensation" is As Described in the Act.

     1.58 "Routing Point" means a location which a LEC has designated on its own network as the homing (routing) point for inbound traffic to one or more of its NPA-NXX codes. The Routing Point is also used to calculate mileage measurements for the distance sensitive transport element charges of Switched Exchange Access Services. Pursuant to Bell Communications Research, Inc. ("Bellcore") Practice BR 795-100-100 (the "RP Practice"), the Routing Point (referred to as the "Rating Point" in such RP Practice) may be an End Office Switch location, or a "LEC Consortium Point of Interconnection." Pursuant to such RP Practice, each "LEC Consortium Point of Interconnection" shall be designated by a common language location identifier (CLLI) code with (x)KD in positions 9, 10, 11, where (x) may be any alphanumeric A-Z or 0-9. For Ameritech calls originated within the LATA, the Routing Point must be located within the LATA in which the corresponding NPA-NXX is located. However, Routing Points associated with each NPA-NXX need not be the same as the corresponding Rate Center, nor must there be a unique and separate Routing Point corresponding to each unique and separate Rate Center; provided only that the Routing Point
                                         --------
associated with a given NPA-NXX must be located in the same LATA as the Rate Center associated with the NPA-NXX.

     1.59  "Service Control Point" or "SCP" is As Defined in the Act;

     1.60 "Signaling End Point" or "SEP" means a signaling point, other than an STP, which serves as a source or a repository for CCIS messages.

     1.61  "Signaling Transfer Point" or "STP" is As Defined in the Act.

     1.62 "Switched Exchange Access Service" means the offering of transmission or switching services to Telecommunications Carriers for the purpose of the origination or termination of Telephone Toll Service. Switched Exchange Access Services include: Feature Group A, Feature Group B, Feature Group D, 800/888 access, and 900 access and their successors or similar Switched Exchange Access Services.

     1.63 "Synchronous Optical Network" or "SONET" means an optical interface standard that allows inter-networking of transmission products from multiple vendors. The base rate is 51.84 Mbps (OC-1/STS-1) and higher rates are direct multiples of the base rate, up to 13.22 Gpbs.

     1.64  "Technically Feasible Point" is As Described in the Act.

     1.65  "Telecommunications" is As Defined in the Act.

     1.66 "Telecommunications Act" means the Telecommunications Act of 1996 and any rules and regulations promulgated thereunder.

     1.67  "Telecommunications Carrier" is As Defined in the Act.

     1.68  "Telecommunications Service" is As Defined in the Act.

     1.69  "Telephone Exchange Service" is As Defined in the Act.

     1.70  "Telephone Toll Service" is As Defined in the Act.

     1.71  "Virtual Collocations" is As Defined in the Act.

     1.72 "Wire Center" means an occupied structure or portion thereof in which a Party has the exclusive right of occupancy and which serves as a Routing Point for Switched Exchange Access Service.

2.0  INTERPRETATION AND CONSTRUCTION.

     All references to Sections, Exhibits and Schedules shall be deemed to be references to Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. The headings of the Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. Unless the context shall otherwise require, any reference to any agreement, other instrument (including Ameritech or other third party offerings, guides or practices), statute, regulation, rule or tariff is to such agreement, instrument, stature, regulation, rule or tariff as amended and supplemented from time to time (and, in the case of a statute, regulation, rule or tariff, to any successor provision). In the event of a conflict or discrepancy between the provisions of this Agreement and the Act, the provisions of the Act shall govern.

3.0  IMPLEMENTATION SCHEDULE AND INTERCONNECTION ACTIVATION DATES

     Subject to the terms and conditions of this Agreement, Interconnection of the Parties' facilities and equipment pursuant to Section 4.0 for the transmission and routing of Telephone Exchange Service traffic and Exchange Access traffic shall be established on or before the corresponding "Interconnection Activation Date" shown for each such LATA on Schedule 3.0 may be revised and supplemented from time to time upon the mutual agreement of the Parties to reflect the Interconnection of additional LATAs pursuant to Section
4.5 by attaching one or more supplementary schedules to such schedule.

4.0  INTERCONNECTION PURSUANT TO SECTION 251(E)(2).

     4.1  SCOPE.

     Section 4.0 describes the physical architecture for Interconnection of the Parties' facilities and equipment for the transmission and routing of Telephone Exchange Service traffic and Exchange Access traffic between the respective business and residential Customers of the Parties pursuant to Section 251(c)(2) of the Act. Each Party shall make available to the other Party the same Interconnection methods on the same rates, terms and conditions; provided that a
                                                                 --------
Party may make available Interconnection methods at rates different from the other Party if such Party (i) submits to the Commission a cost study supporting such different rates and (ii) the Commission approves different rates; provided, further, that such different rates shall be retroactively effective as of the
-------
Effective Date. Sections 5.0 and 6.0 prescribe the specific logical trunk groups (and traffic routing parameters) which will be configured over the physical connections described in this Section 4.0 related to the transmission and routing of Telephone Exchange Service traffic and Exchange Access traffic, respectively. Other trunk groups, as described in this Agreement, may be configured using this architecture.

     4.2  INTERCONNECTION POINTS AND METHODS.

          4.2.1 In each LATA identified on Schedule 3.0, Consolidated and Ameritech shall Interconnect their networks at the correspondingly identified Ameritech and Consolidated Wire Centers on Schedule 3.0 for the transmission and routing within that LATA of Telephone Exchange Service traffic and Exchange Access traffic pursuant to Section 251(c)(2) of the Act.

          4.2.2 Interconnection in each LATA shall be accomplished through either (i) a Fiber-Meet as provided in Section 4.3, (ii) Collocation as provided in Section 12.0, (ii) Interconnection utilizing conventional metallic twisted pair cable as provided in Section 4.4 or (iv) any other Interconnection method to which the Parties may agree in advance of the applicable Interconnection Activation Date for a given LATA and which is consistent with the Act.

     4.3  FIBER-MEET.

          4.3.1 If the Parties Interconnect their network pursuant to a Fiber-Meet, the Parties shall jointly engineer and operate a single Synchronous Optical Network ("SONET") transmission system. The Parties shall jointly determine and agree upon the specific Optical Line Terminating Multiplex or ("OLTM") equipment to be utilized at each end of the SONET transmission system. If the Parties cannot agree on the OLTM, the following decision criteria shall apply to the selection of the OLTM:

          (a) First, the type of OLTM equipment utilized by both Parties within the LATA. Where more than one type of OLTM equipment is used in common by the Parties within the LATA, the Parties shall choose from among the common types of OLTM equipment according to the method described in subsection (c) below;

          (b) Second, the type of OLTM equipment utilized by both Parties anywhere outside the LATA. Where more than one type of OLTM equipment is used in common by the Parties outside the LATA, the Parties shall choose from among the common types of OLTM equipment according to the method described in subsection (c) below; and

          (c) Third, the Party first selecting the OLTM equipment shall be determined by lot and the choice to select such OLTM equipment shall thereafter alternate between the Parties.

          4.3.2 Ameritech shall, wholly at its own expense, procure, install and maintain the agreed upon OLTM equipment in the Ameritech Interconnection Wire Center ("AIWC") identified for each LATA set forth on Schedule 3.0, in capacity sufficient to provision and maintain all logical trunk groups prescribed by Sections 5.0 and 6.0.

          4.3.3 Consolidated shall, wholly at its own expense, procure, install and maintain the agreed upon OLTM equipment in the Consolidated Interconnection Wire Center ("CIWC") identified for that LATA in Schedule 3.0, in capacity sufficient to provide and maintain all logical trunk groups prescribed by Sections 5.O and 6.0.

          4.3.4 Ameritech shall designate a manhole or other suitable entry-way immediately outside the AIWC as a Fiber-Meet entry point, and shall make all necessary preparations to receive, and to allow and enable Consolidated to deliver, fiber optic facilities into that manhole with sufficient spare length to reach the OLTM equipment in the AIWC. Consolidated shall deliver and maintain such strands wholly at its own expense.

          4.3.5 Consolidated shall designate a manhole or other suitable entry-way immediately outside the CIWC as a Fiber-Meet entry point, and shall make all necessary preparations to receive, and to allow and enable Ameritech to deliver, fiber optic facilities into that manhole with sufficient spare length to reach the OLTM equipment in the CIWC. Ameritech shall deliver and maintain such strands wholly at its own expense.

          4.3.6 Consolidated shall pull the fiber optic strands from the Consolidated designated manhole/entry-way into the CIWC through appropriate internal conduits Consolidated utilizes for fiber optic facilities and shall connect the Ameritech strands to the OLTM equipment Consolidated has installed in the CIWC.

          4.3.7 Ameritech shall pull the fiber optic strands from the Ameritech-designated manhole/entry-way into the AIWC through appropriate Internal conduits utilized by Ameritech for fiber optic facilities and shall connect the Consolidated strands to the OLTM equipment Ameritech has installed in the AIWC.

          4.3.8 Each Party shall use its best efforts to ensure that fiber received from the other Party will enter that Party's Wire Center through a point separate from that through which the Party's own fiber exited.

          4.3.9 Unless otherwise mutually agreed, this SONET transmission system shall be configured as illustrated in Exhibit B, and engineered, installed, and maintained as described in this Section 4.0 and in the Grooming Plan (as defined in Section 8.1).

          4.3.10 Each Party shall ensure that each Tandem connection permits the completion of traffic to all End Offices which subtend that Tandem. Pursuant to Section 5.0, each Party shall establish and maintain separate trunk groups connected to each Tandem of the other Party's which serves, or is sub-tended by End Offices which serve, such other Paris Customers within the Exchange Areas served by such Tandem Switches.

          4.3.11 For Fiber-Meet arrangements, each Party will be responsible for (i) providing its own transport facilities to the Fiber-Meet in accordance with the Grooming Plan and (ii) the cost to build-out its facilities to such Fiber-Meet.

     4.4  TIE-CABLE INTERCONNECTION.

     Ameritech shall provide Consolidated tie-cable Interconnection in Ameritech's Central Offices listed on Schedule 3.0 in accordance with this
Section 4.4. Ameritech shall provide Consolidated such tie-cable Interconnection upon Consolidated's Bona Fide Request and, notwithstanding the time frames set forth in Exhibit A, shall provide Consolidated with a pricing proposal for such tie-cable Interconnection within thirty (30) days of each Consolidated request for such tie-cable Interconnection. Ameritech's pricing proposal shall be in accord with the pricing standards set form in Section 251(d)(2) of the Act. Consolidated acknowledges that Ameritech does not make, and Consolidated shall not receive, any guarantee of transmission quality for any of the cable pairs provided to Consolidated under this Section 4.4, except that the applicable performance standards set forth in applicable tariffs shall apply to unbundled Loops from

Ameritech's Main Distribution Frame to the Network Interface Device at the Customer's premises.

     4.5  INTERCONNECTION IN ADDITIONAL LATAS.

          4.5.1 If Consolidated determines to offer Telephone Exchange Services within Ameritech's service areas in any additional LATA, Consolidated shall provide written notice to Ameritech of the need to establish Interconnection in such LATA pursuant to this Agreement.

          4.5.2 The notice provided in Section 4.5.1 shall include (i) the initial Routing Point Consolidated has designated in the new LATA; (ii) Consolidated's requested Interconnection Activation Date; and (iii) a non-binding forecast of Consolidated's trunking requirements.

          4.5.3 Unless otherwise agreed by the Parties, the Parties shall designate the Wire Center Consolidated has identified as its initial Routing Point in the LATA as the CIWC is that LATA and shall designate the Ameritech Tandem Office Wire Center within the LATA nearest to the CIWC (as measured in airline miles utilizing the V&H coordinates method) as the AIWC in that LATA.

          4.5.4 Unless otherwise agreed by the Parties, the Interconnection Activation Date in each new LATA shall be the earlier of (i) the date mutually agreed by the Parties or (ii) the date that is one-hundred fifty (150) days after the date on which Consolidated delivered notice to Ameritech pursuant to
Section 4.5.1. Within ten (10) business days of Ameritech's receipt of Consolidated's notice, Ameritech and Consolidated shall confirm the AIWC, the CIWC and the Interconnection Activation Date for the new LATA by attaching a supplementary schedule to Schedule 3.0.

     4.6  NONDISCRIMINATORY INTERCONNECTION.

     Unless otherwise requested by Consolidated, Interconnection shall be at least equal in quality to that provided by the Parties to themselves or any subsidiary, Affiliate or third party. For purposes of this Section 4.6, "equal in quality" means the same or equivalent technical criteria and service standards that a Party uses within its own network. If Consolidated requests an Interconnection that is of a different quality than that provided by Ameritech to itself or any subsidiary, Affiliate or third party, such request shall be treated as a Bona Fide Request.

     4.7  TECHNICAL SPECIFICATIONS.

          4.7.1 Consolidated and Ameritech shall work cooperatively to install and maintain a reliable network. Consolidated and Ameritech shall exchange appropriate information (e.g., maintenance contact numbers, network information, information required to comply with law enforcement and other security agencies of the government and such other information as the Parties shall mutually agree) to achieve this desired reliability.

          4.7.2 Consolidated and Ameritech shall work cooperatively to apply sound network management principles by invoking network management controls to alleviate or to prevent congestion.

          4.7.3 The following publications describe the practices, procedures, specifications and interfaces generally utilized by Ameritech and are listed herein to assist the Parties in meeting their respective responsibilities related to Electrical/Optical Interfaces:

               (a) Bellcore Technical Publication TR-INS-00342; High Capacity Digital Special Access Service, Transmission Parameter Limits and Interface Combinations;

               (b) Ameritech Technical Publication AM-TR-NIS-000111; Ameritech OC3, OC12 and OC48 Service Interface Specifications; and

               (c) Ameritech Technical Publication AM-TR-NIS-000133; Ameritech OC3, OC12 and OC48 Dedicated Ring Service Interface Specifications.

5.0  TRANSMISSION AND ROUTING OF TELEPHONE EXCHANGE SERVICE TRAFFIC PURSUANT TO
     SECTION 251(C)(2).

     5.1  SCOPE OF TRAFFIC.

     Section 5.0 prescribes parameters for trunk groups (the "Local/IntraLATA Trunks") to be effected over the Interconnections specified in Section 4.0 for the transmission and routing of Local Traffic and IntraLATA Toll Traffic between the Parties' respective Telephone Exchange Service Customers.

     5.2  TRUNK GROUP ARCHITECTURE AND TRAFFIC ROUTING.

     The Parties shall jointly engineer and configure Local/IntraLATA Trunks over the physical Interconnection arrangements as follows:

          5.2.1 The Local/IntraLATA Trunks shall be provided via one-way trunk groups or, at the request of Consolidated, two-way trunks.

          5.2.2 No Party shall terminate Exchange Access traffic over the Local/IntraLATA trunks.

          5.2.3 Notwithstanding anything to the contrary in this Section 5.0, if the two-way traffic volumes between any two Central Office Switches at any time exceeds the CCS busy hour equivalent of one DS1, the Parties shall within sixty
(60) days after such occurrence establish direct trunk; groups to the applicable End Office(s) consistent with the grades of service and quality parameters set forth in the Grooming Plan; provided nothing in this Section 5.2 shall require a
                            --------
Party to establish new direct trunk groups to such End Office(s) on or before the date which is one hundred and twenty (120) days after the applicable Interconnection Activation Date; provided, however, that if such traffic volume
                                 --------  -------
is exceeded within such one hundred and twenty (120) day period, such Party shall establish new direct trunk groups on the date which is the later of (i) sixty (60) days after such occurrence or (ii) one hundred twenty-one (121) days after the Interconnection Activation Date.

     5.3  SIGNALING.

          5.3. 1 Where available, CCIS signaling shall be used by the Parties to set up calls between the Parties' Telephone Exchange Service networks. If CCIS signaling is unavailable, MF (Multi-Frequency) signaling shall be used by the
Parties.   Each Party shall charge the other Party its respective tariffed rate for CCIS signaling.

          5.3.2 The following publications describe the practices, procedures and specifications generally utilized by Ameritech for signaling purposes and are listed herein to assist the Parties in meeting their respective Interconnection responsibilities related to Signaling:

               (a) Bellcore Special Report SR-TSV-002275, BOC Notes on the LEC
                   Networks - Signaling.

               (b) Ameritech Supplement AM-TR-OAT-000069, Common Channel
                   Signaling Network Interface Specifications.

          5.3.3 The Parties will cooperate on the exchange of Transactional Capabilities Application Part (TCAP) messages to facilitate interoperability of CCIS-based features between their respective networks, including all CLASS features and functions, to the extent each Party offers such features and functions to its Customers. All CCIS signaling parameters will be provided including, without limitation, calling party number (CPN), originating line information (OLI), calling party category and charge number.

          5.3.4 Where available and upon the request of the other Party, each Party shall cooperate to ensure that its trunk groups are configured utilizing the B8ZS ESF protocol for 64 kbps clear channel transmission to allow for ISDN interoperability between the Parties' respective networks.

     5.4  GRADES OF SERVICE.

     The Parties shall initially engineer and shall jointly monitor and enhance all trunk groups consistent with the Grooming Plan.

     5.5  MEASUREMENT AND BILLING.

          5.5.1 For billing purposes, each Party shall pass Calling Party Number (CPN) information on each call carried over the Local/IntraLATA Trunks; provided that so long as the percentage of calls passed with CPN is greater than
--------
ninety percent (90%), all calls exchanged without CPN information shall be billed as either Local Traffic or IntraLATA Toll Traffic in direct proportion to the minutes of use of calls exchanged with CPN information.

          5.5.2 Measurement of Telecommunications traffic billed hereunder shall be (i) in actual conversation time as specified in FCC terminating FGD Switched access tariffs for Local Traffic and (ii) in accordance with applicable tariffs for all other types of Telecommunications traffic.

     5.6  RECIPROCAL COMPENSATION ARRANGEMENTS -- SECTION 251(B)(5).

          5.6.1 Reciprocal Compensation applies for transport and termination of Local Traffic billable by Ameritech or Consolidated which a Telephone Exchange Service Customer originates on Ameritech's or Consolidated's network for termination on the other Party's network. Subject to 47 CFR (S) 51.711(b), the Parties shall compensate each other for such transport and termination of Local Traffic at the rates provided in the Pricing Schedule.

          5.6.2 The Reciprocal Compensation arrangements set forth in this Agreement are not applicable to Switched Exchange Access Service. All Switched Exchange Access Service and all IntraLATA Toll Traffic shall continue to be governed by the terms and conditions of the applicable federal and state tariffs.

          5.6.3 Each Party shall charge the other Party its effective applicable federal and state tariffed intraLATA FGD switched access rates for the transport and termination of all IntraLATA Toll Traffic.

          5.6.4 Compensation for transport and termination of all traffic which has been subject to performance of INP by one Party for the other Party pursuant to Section 13.0 shall be as specified in Section 13.4.

6.0 TRANSMISSION AND ROUTING OF EXCHANGE ACCESS TRAFFIC PURSUANT TO SECTION 251(C)(2).

     6.1  SCOPE OF TRAFFIC.

     Section 6.0 prescribes parameters for certain truck groups ("Access Toll Connecting Trunks") to be established over the Interconnections specified in
Section 4.0 for the transmission and routing of Exchange Access traffic between Consolidated Telephone Exchange Service Customers and Interexchange Carriers.

     6.2  TRUNK GROUP ARCHITECTURE AND TRAFFIC ROUTING.

          6.2.1 At Consolidated's option and upon written request to Ameritech, the Parties shall jointly establish Access Toll Connecting Trunks by which they will jointly provide Tandem-transported Switched Exchange Access Services to Interexchange Carriers to enable such Interexchange Carriers to originate and terminate traffic from and to Consolidated's Customers.

          6.2.2 Access Toll Connecting Trunks shall be used solely for the transmission and routing of Exchange Access to allow Consolidated's Customers to connect to or be connected to the interexchange trunks of any Interexchange Carrier which is connected to an Ameritech access Tandem.

          6.2.3 The Access Toll Connecting Trunks shall be two-way trunks connecting an End Office Switch Consolidated utilizes to provide Telephone Exchange Service and Switched Exchange Access in a given LATA to an access Tandem Switch Ameritech utilizes to provide Exchange Access in such LATA.

          6.2.4 The Parties shall jointly determine which Ameritech access Tandem(s) will be sub-tended by each Consolidated End Office Switch. Except as otherwise agreed by the Parties, Consolidated or as required by the FCC or the Commission, each Consolidated End Office Switch shall subtend each access Tandem in each LATA identified on Schedule 3.0, as currently required. However, the Parties shall work towards a resolution of technical issues that, consistent with then existing FCC requirements, allows each Consolidated End Office Switch to subtend the access Tandem nearest to the Routing Point associated with the NXX codes assigned to that End Office Switch and shall not require that a single Consolidated End Office Switch subtend multiple access Tandems, even in those cases where such End Office Switch serves multiple Rate Centers.

          6.2.5 Only those valid NXX codes served by an End Office may be accessed through a direct connection to that End Office.

     6.3  MEET-POINT BILLING ARRANGEMENTS.

     Meet-Point Billing arrangements between the Parties for jointly-provided Switched Exchange Access Services on Access Toll Connecting Trunks will be governed by the terms and conditions of the Agreement For Switched Access Meet Point Billing and shall be billed at each Party's applicable switched access rates.

7.0  TRANSPORT AND TERMINATION OF OTHER TYPES OF TRAFFIC.

     7.1  BLV/BLVI TRAFFIC.

          7.1.1 Busy Line Verification ("BLV") is performed when one Party's Customer requests assistance from the operator bureau to determine if the called line is in use, however, the operator bureau will not complete the call for the Customer initiating the BLV inquiry. Only one BLV attempt will be made per Customer operator bureau call, and a charge shall apply whether or not the called party releases the line.

          7.1.2 Busy Line Verification Interrupt ("BLVI") is performed when one Party's operator bureau interrupts a telephone call in progress after BLV has occurred. The operator bureau will interrupt the busy line and inform the called Party that there is a call waiting. The operator bureau will only interrupt the call and will not complete the telephone call of the Customer initiating the BLVI request. The operator bureau will make only one BLVI attempt per Customer operator telephone call and the applicable charge applies whether or not the called party releases the line.

          7.1.3 Each Party's operator bureau shall accept BLV and BLVI inquiries from the operator bureau of the other Party in order to allow transparent provision of BLV/BLVI Traffic between the Parties' networks.

          7.1.4 Each Party shall route BLV/BLVI Traffic inquiries over separate direct trunks (and not the Local/IntraLATA Trunks) established between the Parties' respective operator bureaus. Unless otherwise mutually agreed, the Parties shall configure BLV/BLVI trunks over the Interconnection architecture defined in Section 4.0, consistent with the Grooming Plan. Each Party shall compensate the other Party for BLV/BLVI Traffic as set forth on the Pricing Schedule.

     7.2  TRANSIT SERVICE.

          7.2.1 In addition to the Interconnection and other services provided to Consolidated by Ameritech under this Agreement that are required under the Act, Ameritech agrees that it shall also provide Transit Service to Consolidated on the terms and conditions set forth in this Section 7.2.

          7.2.2 "Transit Service" means the delivery of certain traffic between Consolidated and a third party LEC or CMRS provider by Ameritech over the Local/IntraLATA Trunks. Transit Service shall be provided only at Ameritech's Tandem Switches, and not at any Ameritech End Office. The following traffic types will be delivered: (i) Local Traffic and IntraLATA Toll Traffic originated from Consolidated to such third party LEC or CMRS provider and (ii) IntraLATA Toll Traffic originated from such third party LEC and terminated to Consolidated where Ameritech carries such traffic pursuant to the Commission's Primary Toll Carrier ("PTC") plan or other similar plan.

          7.2.3 The Parties shall compensate each other for Transit Service as follows:

          (a) For Local Traffic and IntraLATA Toll Traffic originating from Consolidated that is delivered over the Transit Service ("Transit Traffic"):

                  (1)   Consolidated shall:

                        (A) Pay to Ameritech a Transit Service Charge as set forth at Item III of the Pricing Schedule; and

                        (B) Reimburse Ameritech for any charges, including switched access charges, that a third party LEC or CMRS provider imposes or levies on Ameritech for delivery or termination of any such Transit Traffic.

                  (2) Ameritech shall remit to Consolidated any access charges Ameritech receives from such third party LEC or CMRS provider in connection with the delivery of such Transit Traffic.


          (b) For Local Traffic and IntraLATA Toll Traffic that is to be terminated to Consolidated from a third party LEC or CMRS provider (i) that is not subject to PTC arrangements (regardless of whether Ameritech is the PTC) and (ii) Ameritech has a transiting arrangement with such third party LEC or CMRS provider which authorizes Ameritech to deliver such traffic to

               Consolidated ("Other Party Transit Agreement"), then Ameritech shall deliver such Local Traffic and IntraLATA Toll Traffic to Consolidated in accordance with the terms and conditions of such Other Party Transit Agreement. If, in addition to any transit charge Ameritech receives pursuant to the Other Party Transit Agreement, Ameritech receives any Reciprocal Compensation for terminating such traffic from such originating third party LEC or CMRS provider, Ameritech shall remit to Consolidated such Reciprocal Compensation.

          (c) For IntraLATA Toll Traffic which is subject to a PTC arrangement and where Ameritech is the PTC, Ameritech shall deliver such IntraLATA Toll Traffic to Consolidated in accordance with the terms and conditions of such PTC arrangement.

          7.2.4 While the Parties agree that it is the responsibility of each third party LEC or CMRS provider to enter into arrangements to deliver Local Traffic and IntraLATA Toll Traffic to Consolidated, they acknowledge that such arrangements are not currently in place and an interim arrangement is necessary to ensure traffic completion. Accordingly, until the earlier of (i) the date on which either Party has entered into an arrangement with such third party LEC or CMRS provider to deliver Local Traffic and IntraLATA Toll Traffic to Consolidated and (ii) the termination of this Agreement, Ameritech will provide Consolidated with Transit Service.

          7.2.5 For purposes of this Section 7.2, Ameritech agrees that it shall make available to Consolidated, at Consolidated's sole option, any transiting arrangement Ameritech's offers to another LEC or ILEC at the same rates, terms and conditions provided to such other LEC or ILEC.

8.0 GROOMING PLAN AND INSTALLATION, MAINTENANCE, TESTING AND REPAIR; NONDISCRIMINATORY PROVISION OF SERVICE.

     8.1 Grooming Plan. Within sixty (60) days of the Effective Date, Consolidated and Ameritech shall jointly develop a grooming plan (the "Grooming Plan") which shall define and detail, inter alia,
                                      ----------

          (a) standards to ensure that Interconnection trunk groups experience a grade of service, availability and quality in accord with all appropriate relevant industry-accepted quality, reliability and availability standards;

          (b) the respective duties and responsibilities of the Parties with respect to the administration and maintenance of the
               Interconnections specified in Section 4.0   and the trunk groups,
               including but not limited to standards and procedures for notification and discoveries of trunk disconnects;

          (c) disaster recovery provision escalations as described on Schedule 8.1; and

          (d) the types of errors or changes in Service Orders submitted to Ameritech by Consolidated that would significantly delay Ameritech's processing of a Service Order or require that such Service Order be re-processed;

          (e) the availability and price for the provision by Ameritech to Consolidated maintenance service on a priority basis, beyond the requirements of this Agreement and any applicable law;

          (f) emergency, manual procedures for the provision by Ameritech to Consolidated of certain operation support systems in case of equipment failure; and

          (g)  such other matters as the Parties may agree.

     8.2 Operation and Maintenance. Each Party shall be solely responsible for the installation, operation and maintenance of equipment and facilities provided by it for Interconnection, subject to compatibility and cooperative testing and monitoring and the specific operation and maintenance provisions for equipment and facilities used to provide Interconnection. Operation and maintenance of equipment in Virtual Collocation shall be governed by applicable tariff.

     8.3 Installation, Maintenance, Testing and Repair. Ameritech's standard intervals for Feature Group D Exchange Access Services will be used for Interconnection as specified in the Ameritech Dedicated and Switched Common Service Switched Access and Exchange Interval Guide, AM-TR-MKT-000066. Consolidated shall meet the same intervals for comparable installations, maintenance, joint testing, and repair of its facilities and services associated with or used in conjunction with Interconnection or shall notify Ameritech of its inability to do so and will negotiate such intervals in good faith.

9.0  UNBUNDLED ACCESS -- SECTION 251(C)(3).

     Ameritech shall, upon request of Consolidated and to the extent technically feasible, provide to Consolidated access to Ameritech's Network Elements for the provision of the Consolidated's Telecommunications Service. Any request for access to a Network Element that is not already available at the time of such request or expressly contemplated by this Agreement. Or any request by Consolidated that Ameritech provide a Network Element that is different in quality than that which Ameritech provides itself, shall be governed by Section 9.5.2.

     9.1  LOCAL LOOP TRANSMISSION TYPES.

     Subject to Section 9.4, Ameritech shall allow Consolidated to access the following Loop types (in addition to those Loops available under applicable tariffs) unbundled from local switching and local transport in accordance with the terms and conditions set forth in Section 9.0:

          9.1.1 "2-Wire Analog Voice Grade Loop" or "Analog 2W," which supports analog transmission of 300-3000 Hz, repeat loop start, loop reverse battery, or ground start seizure and disconnect in one direction (toward the End Office Switch), and repeat ringing in the other direction (toward the Customer). Analog 2W includes Loops sufficient for the provision of PBX trunks, pay telephone lines and electronic key system lines. Analog 2W will be provided in accordance with the specifications, interfaces, and parameters described in Technical Reference AM-TR-TMO-000122, Ameritech Unbundled Analog Loops.

          9.1.2 "4-Wire Analog Voice Grade Loop" or "Analog 4W," which supports transmission of voice grade signals using separate transmit and receive paths and terminates in a 4-wire electrical interface. Analog 4W will be provided in accordance with the specifications, interfaces, and parameters described in Technical Reference AM-TR-TMO-000122, Ameritech Unbundled Analog Loops.

          9.1.3 "2-Wire ISDN Digital Grade Links" or "BRI-ISDN" which supports digital transmission of two 64 kbps bearer channels and one 16 kbps data channel. BRI-ISDN is a 2B+D Basic Rate Interface-Integrated Services Digital Network (BRI-ISDN) Loop which will meet national ISDN standards and conform to Technical Reference AM-TR-TMO-000123, Ameritech Unbundled Digital Loops (including ISDN).

          9.1.4 "2-Wire ADSL-Compatible Loop" or "ADSL 2W" is a transmission path which facilitates the transmission of up to a 6 Mbps digital signal downstream (toward the Customer) and up to a 640 kpbs digital signal upstream (away from the Customer) while simultaneously carrying an analog voice signal. An ADSL-2W is provided over a 2-Wire, non-loaded twisted copper pair provisioned using revised resistance design guidelines and meeting ANSI Standard T1.413-1995-007R2. An ADSL-2W terminates in a 2-wire electrical interface at the Customer premises and at the Ameritech Central Office frame. ADSL technology can only be deployed over Loops which extend less than 18 Kft. from Ameritech's

Central Office. ADSL compatible Loops are only available where existing copper facilities can meet the ANSI T1.413-1995-007R2 specifications, unless Ameritech provides Loops with the same functionality/capability over any other medium to itself, its Affiliates or any other third person, in which case Ameritech shall make such Loops using such other medium available to Consolidated.

          9.1.5 "2-Wire HDSL-Compatible Loop" or "HDSL 2W" is a transmission path which facilitates the transmission of a 768 kbps digital signal over a 2-wire, non-loaded twisted copper pair meeting the specifications in ANSI T1E1 Committee Technical Report Number 28. HDSL compatible Loops are available only where existing copper facilities can meet the T1E1 Technical Report Number 28 specifications, unless Ameritech provides Loops with the same functionality/capability over any other medium to itself, its Affiliates or any other third person, in which case Ameritech shall make such Loops using such other medium available to Consolidated.

          9.1.6 "4-Wire HDSL-Compatible Loop" or "HDSL 4W" is a transmission path which facilitates the transmission of a 1.544 Mbps digital signal over two 2-Wire, non-loaded twisted copper pairs meeting the specifications in ANSI T1E1 Committee Technical Report Number 28. HDSL compatible Loops are available only where existing copper facilities can meet the T1E1 Technical Report Number 28 specifications, unless Ameritech provides Loops with the same functionality/capability over any other medium to itself, its Affiliates or any other third person, in which case Ameritech shall make such Loops using such other medium available to Consolidated.

          9.1.7 Consolidated may procure Loops from Ameritech either (i) at the rates set forth in the Pricing Schedule and on the terms and conditions specified herein or (ii) at the rates and on the terms and conditions set forth in applicable tariffs.

     9.2  PORT TYPES.

     Ameritech shall make available to Consolidated unbundled Ports in accordance with the terms and conditions of and at the rates specified in applicable state tariffs.

     9.3  PRIVATE LINES AND SPECIAL ACCESS.

     Ameritech shall make available to Consolidated private lines and special access services in accordance with the terms and conditions of and at the rates specified in applicable tariffs.

     9.4  LIMITATIONS ON UNBUNDLED ACCESS TO LOOPS AND PORTS.

          9.4.1 Ameritech shall only be required to make available Network Elements where such Network Elements, including facilities and software necessary to provide such Network Elements, are available. If Ameritech makes available Network Elements that require special construction, Consolidated shall pay to Ameritech any applicable special construction charges at the then applicable rates in existing tariffs.

          9.4.2 Consolidated shall access Ameritech's unbundled Network Elements via Collocation in accordance with Section 12.0 at the Ameritech Wire Center where those elements exist and each Loop or Port shall be delivered to Consolidated's Collocation by means of a cross-connection which, in the case of Loops, is included in the rates set forth in the Pricing Schedule.

          9.4.3 Ameritech shall provide Consolidated access to its unbundled Loops at each of Ameritech's Wire Centers. In addition, if Consolidated requests one or more Loops serviced by Integrated Digital Loop Carrier or Remote Switching technology deployed as a Loop concentrator, Ameritech shall, where available, move the requested Loop(s) to a spare, existing physical Loop at no charge to Consolidated. If, however, no spare physical Loop is available, Ameritech shall within forty-eight (48) hours of Consolidated's request notify Consolidated of the lack of available facilities. Consolidated may then at its discretion make a Bona Fide Request for Ameritech to provide the unbundled Loop through the demultiplexing of the integrated digitized Loop(s). Consolidated may also make a Bona Fide Request for access to unbundled Loops at the Loop condensation site point. Notwithstanding anything to the contrary in this Agreement the provisioning intervals set forth in Section 9.6 and 9.7 and the Performance Interval Dates and Performance Criteria set forth in Section 26.1.3 shall not apply to unbundled Loops provided under this Section 9.4.3.

          9.4.4 If Consolidated orders a Loop type and the distance requested on such Loop exceeds the transmission characteristics as referenced in the corresponding Technical Reference specified below, distance extensions may be required and additional rates and charges shall apply as set forth on the Pricing Schedule.

-----------------------------------------------------------------------------------------------------------
                    Loop Type                                   Technical Reference/Limitation
                    ---------                                   ------------------------------
-----------------------------------------------------------------------------------------------------------
Electronic Key Line                                 2.5 miles
-----------------------------------------------------------------------------------------------------------
ISDN                                                Bellcore TA-NWT-000393
-----------------------------------------------------------------------------------------------------------
HDSL 2W                                             T1E1 Technical Report Number 28
-----------------------------------------------------------------------------------------------------------

HDSL 4W                                             T1E1 Technical Report Number 28
-----------------------------------------------------------------------------------------------------------
ADSL 2W                                             ANSI T1.413-1995 Specification
-----------------------------------------------------------------------------------------------------------


          9.4.5 Prior to submitting an order for a Network Element, Consolidated shall deliver to Ameritech a representation of authorization in the form set forth on Schedule 9.4.5.

     9.5  AVAILABILITY OF OTHER NETWORK ELEMENTS ON AN UNBUNDLED BASIS.

          9.5.1 Ameritech shall provide Consolidated access to the functionalities for Ameritech's pre-ordering, ordering, provisioning, maintenance and repair, and billing functions of the operations support systems that relate to the Network Elements that Consolidated purchases hereunder.

          9.5.2 Any request by Consolidated for access to an Ameritech Network Element that is not already available hereunder at the time of such request shall be treated as a Bona Fide Request.

          9.5.3 A Network Element obtained by one Party from the other Party under Section 9.0 may be used in combination with another Network Element of the providing Party and/or the facilities of the requesting Party only to provide a Telecommunications Service.

          9.5.4 Notwithstanding anything to the contrary in this Section 9.0, Ameritech shall not be required to provide a proprietary Network Element to Consolidated except as required by the Commission.

          9.5.5 Any request for access to a Network Element or a standard of quality thereof that is not otherwise provided by the terms of this Agreement at the time of such request shall be made pursuant to a Bona Fide Request and shall be subject to the payment by Consolidated of all applicable costs to process, develop, install, and provide such Network Element or combination of Network Elements or access in accordance with Section 252(d)(1) of the Act.

     9.6  PROVISIONING OF UNBUNDLED LOOPS -- COORDINATED PROCEDURE.

     The following coordination procedures shall apply for conversions of "live" Telephone Exchange Services to unbundled Network Elements ("Coordinated Conversion"):

          9.6.1 Consolidated shall request unbundled Loops from Ameritech by delivering to Ameritech a valid electronic transmittal service order (a "Service Order") using the Ameritech electronic ordering system (as defined in the Unbundling Product Guide ) or another mutually agreed upon system (including the interim use of facsimile transmitted Service Orders). Within twenty-four (24) hours (or forty-eight (48) hours if a Service Order is transmitted via facsimile) of Ameritech's receipt of a Service Order, Ameritech shall provide Consolidated the firm order commitment ("FOC") date consistent with Section 9.7 by which the Loop(s) covered by such Service Order will be installed.

          9.6.2 Ameritech agrees to coordinate with Consolidated at least forty-eight hours prior to the due date a scheduled conversion date and time (the "Scheduled Conversion Time") in the "A.M." (12:00 midnight to 12:00 noon) or "P.M." (12:00 noon to 12:00 midnight) (as applicable, the "Conversion Window").

          9.6.3 Not less than one hour prior to the Scheduled Conversion Time, either Party may contact the other Party and unilaterally designate a new Scheduled Conversion Time (the "New Conversion Time"). If the New Conversion Time is within the Conversion Window, no charges shall be assessed on or waived by either Party. If, however, the New Conversion Time is outside of the Conversion Window, the Party requesting such New Conversion Time shall be subject to the following:

          If Ameritech requests the New Conversion Time, the applicable Line Connection Charge shall be waived; and

          If Consolidated requests the New Conversion Time, Consolidated shall be assessed a Line Connection Charge in addition to the Line Connection Charge that will be incurred for the New Conversion Time.

          9.6.4 Ameritech shall test for Consolidated dial-tone ("Dial Tone Test") at the horizontal portion of the MDF (the "CFA") during a window not greater than forty-eight (48) hours but not less than eight (8) hours prior to the Scheduled Conversion Time (or New Scheduled Time as applicable). Ameritech shall perform the Dial Tone Test at the CFA at no charge; provided that (i) if
                                                          ---------
there is no dial tone during a Dial Tone Test, (ii) the absence of such dial tone is caused directly or indirectly by a Delaying Event and (iii) Consolidated requests or approves an Ameritech technician to perform any services incident thereto, then Ameritech may charge Consolidated on a time and materials basis at Ameritech's then current rates to perform such services.

          9.6.5 Except as otherwise agreed by the Parties for a specific conversion, the Parties agree that the time interval expected from disconnection of "live" Telephone Exchange Service to the connection of an unbundled Network

Element at the Consolidated Collocation interface point will be ten (10) minutes or less. If a conversion interval exceeds sixty (60) minutes and such delay is caused solely by Ameritech (and not by a contributing Delaying Event), Ameritech shall waive the applicable Line Connection Charge for such clement. If Consolidated has ordered INP with the installation of a Loop, Ameritech will coordinate the implementation of INP with the Loop conversion simultaneously at no additional charge.

     9.7  PROVISIONING OF UNBUNDLED LOOPS -- GENERAL.

     The following procedures shall apply for both Coordinated Conversions and for "nonlive" conversions of Telephone Exchange Services to unbundled Network Elements ("Noncoordinated Conversions"), except that the procedures set forth in this Section 9.7 shall not apply to (i) those Loops ordered by Consolidated that require outside plant facility or customer premises work or (ii) eleven (11) or more Loops ordered on a single Service Order, in which case the installation intervals set forth in Sections 26.1.3(i)(B) and (C) shall apply:

          9.7.1 From the Effective Date to the first anniversary thereof and subject to any other limitations of this Section 9.7, Ameritech will provision Loops to Consolidated as follows:

               (a) Consolidated may designate up to fifty (50) Loops for Noncoordinated Conversion ("Noncoordinated Loops") per business day (in the aggregate. and not per each Central Office) that Ameritech will provision as follows: if such Noncoordinated Loops are properly ordered before 12:00 noon on a given business day, such Noncoordinated Loops will be filled by Ameritech no later than the end of the next business day; if such Noncoordinated Loops are properly ordered after 12:00 noon on a given business day, such Noncoordinated Loops will be installed by Ameritech no later than the end of the second business day after the day on which such Noncoordinated Loops are ordered.

               (b) Any Loops (whether Coordinated or Noncoordinated) ordered by Consolidated on a given business day in excess of those loops described in subsection 9.7.1(a) shall be provisioned by Ameritech as follows: if such Loops are properly ordered before 12:00 noon a given business day, such Loops will be installed by Ameritech no later than the end of the fifth business day after the day on which such Loops are ordered; if such Loops are properly ordered after 12:00 noon on a given business day, such Loops will be installed by Ameritech no later than the end of the sixth business day after the day on which such Loops are ordered.

          9.7.2 From the first anniversary of the Effective Date to the third anniversary of the Effective Date and subject to any other limitations of this
Section 9.7, Ameritech will provision Loops to Consolidated as follows:

               (a) Consolidated may designate up to fifty (50) Noncoordinated Loops per business day (in the aggregate, and not per each Central Office) that Ameritech will provision as follows: if such Noncoordinated Loops are properly ordered before 12:00
                    noon on a given business day, such   Noncoordinated Loops
                    will be installed by Ameritech no later than the end   of
                    the next business day; if such Noncoordinated Loops are properly ordered after 12:00 noon on a given business day,
                    such Noncoordinated   Loops will be installed by Ameritech
                    no later than the end of the second business day after the day on which such Noncoordinated Loops are ordered.

               (b) Consolidated may designate up to fifty (50) Coordinated Loops per business day (in the aggregate, and not per each Central Office) that Ameritech will provision as follows:
                    if such Coordinated Loops are properly ordered before 12:00 noon on a given business day, such Coordinated Loops will be installed by Ameritech no later than the end of the third business day after the day on which such Coordinated Loops are ordered; if such Coordinated Loops are properly ordered after 12:00 noon on a given business day, such Coordinated Loops will be installed by Ameritech no later than the end of the fourth business day after the day on which such Coordinated Loops are ordered.

               (c) Consolidated may designate an additional two hundred (200) Loops (whether Coordinated or Noncoordinated) ("Additional Loops") per business day (in the aggregate and not per each Central Office) in excess of the Loops described in
                    subsections 9.7.2(a) and (b) that Ameritech will   provision
                    as follows: if such Additional Loops are properly ordered
                    before   12:00 noon on a given business day, such Additional
                    Loops will be   installed by Ameritech no later than the end
                    of the fourth business day after the
                    day on which such Coordinated Loops are ordered; if such Additional Loops are properly ordered after 12:00 noon on a given business day, such Additional Loops will be installed by Ameritech no later than the end of the fifth business day after the day on which such Additional Loops are ordered.

               (d) Any Loops (whether Coordinated or Noncoordinated) ordered by Consolidated on a given business day (in the aggregate and not per each Central Office) in excess of those Loops
                    described in subsections 9.7.2(a)   (b) and (c) shall be
                    provisioned by Ameritech as follows: if such Loops   are
                    properly ordered before 12:00 noon a given business day,
                    such Loops   will be installed by Ameritech no later than
                    the end of the fifth business day after the day on the which
                    such Loops are ordered; if such Loops are   properly ordered
                    after 12:00 noon on a given business day, such Loops will be installed by Ameritech no later than the end of the sixth business day after the day on which such Loops are ordered.

     9.8  PROVISIONING OF UNBUNDLED LOOPS - OTHER.

          9.8.1 If Consolidated requests or approves an Ameritech technician to perform services in excess of or not otherwise contemplated by the Line Connection Service, Ameritech may charge Consolidated for any additional and reasonable labor charges to perform such services.

          9.8.2 Ameritech shall provide Consolidated with electronic ordering interfaces as described in the Unbundling Product Guide of Ameritech.

          9.8.3 Ameritech shall charge Consolidated the non-recurring and monthly recurring rates for unbundled elements (including but not limited to the monthly recurring rates for these specific Network Elements, service coordination fee, and cross connect charges) as specified in the Pricing Schedule.

     9.9  MAINTENANCE OF UNBUNDLED NETWORK ELEMENTS.


          9.9.1  If (i) Consolidated reports to Ameritech a Customer trouble,
(ii) Consolidated requests a dispatch, (iii) Ameritech dispatches a technician, and (iv) such trouble was not caused by Ameritech's facilities or equipment, then Consolidated shall pay Ameritech a trip charge of $51.00 per trouble dispatch and time charges of $21.00 per quarter-hour.

          9.2.2   If (i) Ameritech reports to Consolidated a Customer trouble,
(ii) Ameritech requests a dispatch, (iii) Consolidated dispatches a technician, and (iv) such trouble was not caused by Consolidated's facilities or equipment, then Ameritech shall pay Consolidated a trip charge and time charges as set form in Consolidated's applicable tariffs.

     9.10 NONDISCRIMINATORY ACCESS TO AND PROVISION OF NETWORK ELEMENTS.

          9.10.1 The quality of a Network Element, as well as the quality of the access to such Network Element, that Ameritech provides to Consolidated hereunder shall be the same that Ameritech provides to itself, its subsidiaries, Affiliates and any other person, unless Ameritech proves to the Commission that it is technically infeasible to provide access to Network Elements, or a Network Element at the same level of quality that Ameritech provide such access or Network Element to itself.

          9.10.2 Ameritech shall provide Consolidated access to Network Elements, including the time within which Ameritech provisions such access to Network Elements, on terms and conditions no less favorable than the terms and conditions under which Ameritech provides such elements to itself, its subsidiaries, Affiliates and any other person.

          9.10.3 Upon the request of Consolidated and to the extent technically feasible, Ameritech shall provide to Consolidated a Network Element and access to such Network Element that is different in quality to that required under Sections 9.10.1 and 9.10.2. Any request by Consolidated for Ameritech to provide any Network Element or access thereto that is different in quality shall be made by Consolidated in accordance with Section 9.5.5.

10.0 RESALE--SECTIONS 251(C)(4) AND 251(B)(1).

     10.1  AVAILABILITY OF WHOLESALE RATES FOR RESALE.


     Ameritech shall offer to Consolidated for resale at wholesale rates Ameritech's local exchange telecommunications services, as described in Section 251(c)(4) of the Act, in accordance with the terms and conditions of and at the rates specified in Ameritech's Resale Local Exchange Service Tariff and other applicable tariffs.

     10.2  AVAILABILITY OF RETAIL RATES FOR RESALE.


     Each Party shall make available its Telecommunications Services for resale at retail rates to the other Party in accordance with Section 251(b)(1) of the Act.

11.0 NOTICE OF CHANGES--SECTION 251(C)(5).

     If a Party makes a change in its network which it believes will affect the inter-operability of its network with the other Party, the Party making the change shall provide at least ninety (90) days advance written notice of such change to the other Party or within such other time period as determined by the FCC or the Commission and their respective rules and regulations.

12.0 COLLOCATION--SECTION 251(C)(6).

     12.1 Ameritech shall provide to Consolidated Physical Collocation of equipment necessary for Interconnection (pursuant to Section 4.0) or for access to unbundled Network Elements (pursuant to Section 9.0), except that Ameritech may provide for Virtual Collocation of such equipment if Ameritech demonstrates to the Commission that Physical Collocation is not practical for technical reasons or because of space limitations, as provided in Section 251(c)(6) of the Act. Ameritech shall provide such Collocation for the purpose of Interconnection or access to unbundled Network Elements.

     12.2 If Consolidated elects an Interconnection method or network architecture that requires Ameritech to Interconnect with Consolidated's facilities via Collocation, Consolidated agrees to provide to Ameritech Collocation on rates, terms and conditions agreed upon by the Parties; provided
                                                                       --------
that such rates, terms and conditions are on a nondiscriminatory basis and are no less favorable than Ameritech provides to Consolidated.

     12.3 Where Consolidated is Virtually Collocated on the Effective Date in a premises that was initially prepared for Physical Collocation, Consolidated may elect to (i) retain its Virtual Collocation in that premises and expand that Virtual Collocation according to current procedures and applicable tariffs, or
(ii) revert to Physical Collocation, in which case Consolidated shall coordinate with Ameritech for rearrangement of its equipment (transmission and IDLC) and circuits, for which Ameritech shall impose no conversion charge. All applicable Physical Collocation recurring charges shall apply.

     12.4 Where Consolidated is Virtually collocated in a premises which was initially prepared for Virtual Collocation. Consolidated may elect to (i) retain its

Virtual Collocation in that premises and expand that Virtual Collocation according to current procedures and applicable tariffs, or (ii) unless it is not practical for technical reasons or because of space limitations, convert its Virtual Collocation to Physical Collocation at such premises in which case Consolidated shall coordinate the construction and rearrangement with Ameritech of its equipment (transmission and IDLC) and circuits for which Consolidated shall pay Ameritech at applicable tariff rates. In addition, all applicable Physical Collocation recurring charges shall apply.

     12.5 The Collocating Party may collocate any type of equipment used for Interconnection or access to unbundled Network Elements, including the following types of equipment:

          (a)  OLTM equipment;

          (b)  multiplexers;

          (c)  Digital Cross-Connect Panels;

          (d)  Optical Cross-Connect Panels;

          (e)  Digital Loop Carrier (utilizing transmission capabilities only);

          (f)  Data voice equipment;

          (g)  Metallic twisted pair cable; and

          (h) any other transmission equipment collocated as of August 1, 1996 necessary to terminate basic transmission facilities pursuant to 47 C.F.R (S)(S) 64.1401 and 64.1402; and

          (i)  such other items as the parties may subsequently agree.

A Collocating Party shall not be permitted to collocate switching equipment or other equipment used to provide enhanced services or to facilitate hubbing architecture.

     12.6 For both Physical Collocation and Virtual Collocation, the Collocating Party shall provide its own or third-party leased transport facilities and terminate those transport facilities in equipment located in its Physical Collocation space at the Housing Party's premises as described in applicable tariffs or contracts and purchase Cross Connection to services or facilities as described in applicable tariffs or contracts.

     12.7 Upon written request to Ameritech, Consolidated shall be permitted to Interconnect its network with that of another collocating Telecommunications

Carrier at Ameritech's Premises by connecting its collocated equipment to the collocated equipment of the other Telecommunications Carrier via a Cross-Connection or other connecting transmission facilities so long as (i) Consolidated's and the other collocating Telecommunications Carrier's collocated equipment are both used for Interconnection with Ameritech or for access to Ameritech's Network Elements, (ii) Consolidated provides the connection between the equipment in the collocated spaces via a Cross-Connection or other connecting transmission facility that, at a minimum, complies in all respects with Ameritech's technical and engineering requirements and (iii) the connecting transmission facilities of Consolidated and the other collocating Telecommunications Carrier are contained wholly within space provided for Physical Collocation within Ameritech's Premises. If Consolidated Interconnects its network with another collocating Telecommunications Carrier pursuant to this
Section 12.7, Consolidated shall, in addition to its indemnity obligations set forth in Section 24.0, indemnify Ameritech for any Loss arising from Consolidated's installation, use, maintenance or removal of such connection with the other collocated Telecommunications Carrier. Any request by Consolidated to connect its Virtually Collocated equipment to the collocated equipment of another collocating Telecommunications Carrier shall be treated as a Bona Fide Request.

     12.8 A Collocating Party may subcontract the construction of its Physical Collocation space with contractors approved by the Housing Party, which approval shall not be unreasonably withheld.

SECTION 251(B) PROVISIONS

13.0 NUMBER PORTABILITY--SECTION 251(B)(2).

     13.1 SCOPE

          13.1.1 The Parties shall provide Number Portability on a reciprocal basis to each other in accordance with rules and regulations as from time to time prescribed by the FCC and/or the Commission.

          13.1.2 Until Number Portability is implemented by the industry pursuant to regulations issued by the FCC or the Commission, the Parties agree to provide Interim Telecommunications Number Portability to each other in accordance with Section 271(c)(2)(B)(xi) of the Act through remote call forwarding and direct inward dialing trunks.

          13.1.3 Ameritech shall provide to Consolidated its Interim Number Portability offering until such time as the FCC or the Commission provides for an orderly transition process to Number Portability. Upon implementation of Number

Portability pursuant to FCC regulation, both Parties agree to conform and provide such Number Portability Offering.

          13.1.4 Neither Party shall be required to provide Number Portability for non-geographic services (e.g., 500 and 900 NPAs, 976 NXX number services and
                             ----
coin telephone numbers) under this Agreement.

     13.2 PROCEDURES FOR PROVIDING INP THROUGH REMOTE CALL FORWARDING.

     Consolidated and Ameritech will provide INP through remote call forwarding as follows:

          13.2.1 If a Telephone Exchange Service Customer of one Party ("Party A") elects to become a Customer of the other Party ("Party B"), such a Customer may elect to utilize the original telephone number(s) corresponding to the Telephone Exchange Service(s) it previously received from Party A, in conjunction with the Telephone Exchange Service(s) it will now receive from Party B. Provided that Party A has on file a representation of authorization in the form set forth on Schedule 9.4.5 and has issued an associated service order to Party A to assign the number to Party B, Party A will implement an arrangement whereby all calls to the original telephone number(s) will be forwarded to a new telephone number(s) designated by Party B. Party A will route the forwarded traffic to Party B over the appropriate Local/IntraLATA Trunks as if the call had originated on Party A's network.

          13.2.2 Party B will become the customer of record for the original Party telephone numbers subject to the INP arrangements. Party A shall use its reasonable efforts to consolidate into as few billing statements as possible for all collect, calling card, and 3rd-number billed calls associated with those numbers, with sub-account detail by retained number. At Party B's sole discretion, such billing statement shall be delivered to Party B in an agreed-upon format via either electronic file transfer, daily magnetic tape, or monthly magnetic tape.

          13.2.3 Party A will update its Line Information Database ("LIDB") listings for retained numbers, and restrict or cancel calling cards associated with those forwarded numbers as directed by Party B.

          13.2.4 A Customer's termination of service with Party B shall be handled by Party A in the same manner provided for commencement of service in
Section 13.2.1.

     13.3 PROCEDURES FOR PROVIDING INP THROUGH DIRECT INWARD DIAL TRUNKS.

     Upon request, Ameritech shall provide to Consolidated INP via direct inward dial trunks pursuant to applicable tariffs. In addition, the Parties shall make available additional methods (including the provision of SS7) of providing INP via direct inward dial trunks, to the extent technically feasible.

     13.4 RECEIPT OF TERMINATING COMPENSATION ON TRAFFIC TO INP'ED NUMBERS

     The Parties agree that, under INP, terminating compensation on calls to INP'ed numbers should be received by each Customer's chosen LEC as if each call to the Customer had been originally addressed by the caller to a telephone number bearing an NPA-NXX directly assigned to the Customer's chosen LEC. In order to accomplish this objective where INP is employed, the Parties shall utilize the process set forth in this Section 13.4 whereby terminating compensation on calls subject to INP will be passed from the Party (the "Performing Party") which performs the IMP to the other Party (the "Receiving Party") for whose Customer the INP is provided.

          13.4.1 The Parties shall individually and collectively track and quantify INP traffic between their networks based on the CPN of each call by identifying CPNs which are INP'ed numbers. The Receiving Party shall charge the Performing Party for each minute of INP traffic at the INP Traffic Rate specified in Section 13.4.3 in lieu of any other compensation charges for terminating such traffic.

          13.4.2 By the Interconnection Activation Date in each LATA, the Parties shall jointly estimate for the prospective year, based on historic data of all traffic in the LATA, the percentages of such traffic that if dialed to telephone numbers bearing NPA-NXXs directly assigned to a Receiving Party (as opposed to the INP'ed number) would have been subject to (i) Reciprocal Compensation ("Recip Traffic"), (ii) intrastate FGD charges ("Intra Traffic"), or (iii) interstate FGD charges ("Inter Traffic"). On the date which is six (6) months after the Interconnection Activation Date, and thereafter on each succeeding six (6) month anniversary of such Interconnection Activation Date, the Parties shall establish new INP traffic percentages to be applied in the prospective six (6)-month period, based on actual INP traffic percentages from the preceding six (6)-month period. The Parties may agree to adopt a different methodology to calculate INP traffic percentages, including identifying components different from or in addition to those set forth in this Section 13.4.2.

          13.4.3  The INP Traffic Rate shall be equal to the sum of:

     (Recip Traffic percentage times the Reciprocal Compensation Rate set forth in the Pricing Schedule) plus (Intra Traffic percentage times the Performing Party's effective intrastate FGD rates) plus (Inter Traffic percentage times the Performing Party's effective interstate FGD rates).

Interstate and intrastate FGD rates shall be calculated utilizing the effective interstate and intrastate carrier common line (CCL) rates, residual interconnection charge (RIC) rate elements, local switching (LS) rate elements, one-half the local transport termination (LTT ) rate elements, and one-half the local transport facility (LTF) rate elements (assuming a five (5)-mile LTF)

     13.5  PRICING FOR INTERIM NUMBER PORTABILITY

     Each Party shall comply with the methodology (including recordkeeping) established by the FCC or the Commission with respect to such Party's recovery in a competitively neutral manner of its costs to provide Interim Number Portability. To the extent permitted by the FCC or the Commission, such costs shall include a Party's costs to deliver calls between the other Party's Customers via Number Portability.

     13.6  PROVISION OF NUMBER PORTABILITY AND REFERRAL ANNOUNCEMENTS

     In the event that a Consolidated Customer utilizing an Ameritech-provided Loop selects another Local Exchange Carrier (including Ameritech), Consolidated shall provision Number Portability and Referral Announcements related to changing the Customer to such other Local Exchange Carrier within the same interval that Ameritech provides Number Portability and Referral Announcements to Consolidated under this Agreement.

14.0 DIALING PARITY--SECTION 251(B)(3).

     The Parties shall provide Local Dialing Parity to each other as required under Section 251(b)(3) of the Act, except as may be limited by Section 271(e)(2).

15.0 ACCESS TO RIGHTS-OF-WAY--SECTION 251(B)(4).

     Each Party shall provide the other Party access to the poles, ducts, rights-of-way and conduits it owns or controls on terms, conditions and prices comparable to those offered to any other entity pursuant to each Party's applicable tariffs and/or standard agreements and in accordance with Section 224 of the Act.

16.0 REFERRAL ANNOUNCEMENT.

     When a Customer changes its service provider from Ameritech to Consolidated, or from Consolidated to Ameritech, and does not retain its original telephone number, the Party formerly providing service to such Customer shall provide a referral announcement ("Referral Announcement") on the abandoned telephone number which provides details on the Customer's new number. Referral Announcements shall be provided reciprocally, free of charge to both the other Party and the Customer, for the period specified in 170 IAC 7-1.1-11(I)(3)(a) and (b). However, if either Party provides Referral Announcements for a period longer than the above period when its Customers change their telephone numbers, such Party shall provide the same level of service to Customers of the other Party.

17.0 OPERATIONS SUPPORT SYSTEMS FUNCTIONS.

     Ameritech shall provide Consolidated access to Ameritech's Operations Support Systems functions as provided in the Act.

18.0 OTHER SERVICES.

     Consolidated and Ameritech provide other services to each other as required under the Act pursuant the following Agreements:

     (a) Agreement by and between Consolidated and Ameritech for Enhanced 9-1-1 Service dated May 21, 1996;

     (b)  Directory Assistance Services Agreement dated May 17, 1996; and

     (c) Lists and Directory Services Agreement between Ameritech Advertising Services and Consolidated dated as of September 11, 1996.

GENERAL PROVISIONS.

19.0 GENERAL RESPONSIBILITIES OF THE PARTIES.

     19.1 Each of Ameritech and Consolidated shall use its best efforts to comply with the Implementation Schedule.

     19.2 The Parties shall exchange technical descriptions and forecasts of their Interconnection and traffic requirements in sufficient detail necessary to establish the Interconnections required to assure traffic completion to and from all

Customers in their respective designated service areas. Consolidated, for the purpose of ubiquitous connectivity, network diversity and alternate routing, shall connect to at least one Tandem Office Switch for the receipt/completion of traffic to any Ameritech End Office Switches.

     19.3 Thirty (30) days after the Effective Date and each month during the term of this Agreement, each Party shall provide the other Party with a rolling, six (6) calendar month, non-binding forecast of its traffic and volume requirements for the services and Network Elements provided under this Agreement in the form and in such detail as agreed by the Parties. Notwithstanding
Section 28.5.1, the Parties agree that each forecast provided under this Section
19.3 shall be deemed "Proprietary Information" under Section 28.5.

     19.4 In addition to and not in lieu of the non-binding forecasts required by Section 28.5, a Party that is required pursuant to this Agreement to provide a forecast (the "Forecast Provider") or a Party that is entitled pursuant to this Agreement to receive a forecast (the "Forecast Recipient") with respect to traffic and volume requirements for the services and Network Elements provided under this Agreement may request that the other Party enter into negotiations to establish a forecast (a "Binding Forecast") that commits such Forecast Provider to purchase, and such Forecast Recipient to provide, a specified volume to be utilized as set forth in such Binding Forecast. The Forecast Provider and Forecast Recipient shall negotiate the terms of such Binding Forecast in good faith and shall include in such Binding Forecast provisions regarding price, quantity, liability for failure to perform under a Binding Forecast and any other terms desired by such Forecast Provider and Forecast Recipient. Notwithstanding Section 28.5.1, the Parties agree that each forecast provided under this Section 19.4 shall be deemed "Proprietary Information" under Section 28.5.

     19.5 Each Party is individually responsible to provide facilities within its network which are necessary for routing, transporting, measuring, and billing traffic from the other Party's network and for delivering such traffic to the other Party's network in the standard format compatible with Ameritech's network and to terminate the traffic it receives in that standard format to the proper address on its network. Such facility shall be designed based upon the description and forecasts provided under Sections 19.2, 19.3 and, if applicable,
19.4. The Parties are each solely responsible for participation in and compliance with national network plans, including The National Network Security Plan and The Emergency Preparedness Plan.

     19.6

          19.6.1 Each Party may use protective network traffic management controls such as 7-digit and 10-digit code gaps on traffic toward the other Party's network, when required to protect the public switched network from congestion due to facility failures, switch congestion or failure or focused overload. Each Party shall immediately notify the other Party of any protective control action planned or executed.

          19.6.2 Where the capability exists, originating or terminating traffic reroutes may be implemented by either Party to temporarily relieve network congestion due to facility failures or abnormal calling patterns. Reroutes shall not be used to circumvent normal trunk servicing. Expansive controls shall be used only when mutually agreed to by the Parties.

          19.6.3 The Parties shall cooperate and share pre-planning information regarding cross-network call-ins expected to generate large or focused temporary increases in call volumes, to prevent or mitigate the impact of these events on the public switched network.

          19.6.4 Neither Party shall use any service related to or using any of the services provided in this Agreement in any manner that interferes with third parties in the use of their service, prevents third parties from using their service, impairs the quality of service to other carriers or to either Party's Customers; causes electrical hazards to either Party's personnel, damage to either Party's equipment or malfunction of either Party's billing equipment (individually and collectively, a "Network Harm"). If a Network Harm shall occur or if a Party reasonably determines that a Network Harm is imminent, such Party shall, where practicable, notify the other Party that temporary discontinuance or refusal of service may be required; provided, however, wherever prior notice
                                       --------  -------
is not practicable, such Party may temporarily discontinue or refuse service forthwith, if such action is reasonable under the circumstances. In case of such temporary discontinuance or refusal, such Party shall:

          (a) Promptly notify the other Party of such temporary discontinuance or refusal;

          (b) Afford the other Party the opportunity to correct the situation which gave rise to such temporary discontinuance or refusal; and

          (c) Inform the other Party of its right to bring a complaint to the Commission or FCC.

If multiple parties (including a Party hereto) contribute to a Network Harm or an imminent Network Harm, corrective measures to alleviate or prevent such Network Harm shall be done in a nondiscriminatory manner, and shall provide the service shall be discontinued or refused (in whole or in part) to a party causing such Network Harm. If a Network Harm is caused by the addition of a party to a service, service shall be discontinued or refused (in whole or in part) to that party or parties who were last added to that service.

     19.7 Each Party is solely responsible for the services it provides to its Customers and to other Telecommunications Carriers.

     19.8 The Parties shall work cooperatively to minimize fraud associated with third-number billed calls, calling card calls, and any other services related to this Agreement. At Consolidated's request, Ameritech agrees to execute with Consolidated an agreement similar in form and substance to that certain Secondary Marking Casual Account Maintenance Agreement dated as of May 1, 1996 by and between Ameritech Ohio and Consolidated Communications Public Services.

     19.9 Each Party is responsible for administering NXX codes assigned to it.

     19.10 Each Party is responsible for obtaining Local Exchange Routing Guide ("LERG") listings of CLLI codes assigned to its switches.

     19.11 Each Party shall use the LERG published by Bellcore or its successor for obtaining routing information and shall provide all required information to Bellcore for maintaining the LERG in a timely manner.

     19.12 Each Party shall program and update its own Central Office Switches and End Office Switches and network systems to recognize and route traffic to and from the other Party's assigned NXX codes. Except as mutually agreed or as otherwise expressly defined in this Agreement, neither Party shall impose any fees or charges on the other Party for such activities.

     19.13 At all times during the term of this Agreement, each Party shall keep and maintain in force at Party's expense all insurance required by law, general liability insurance and worker's compensation insurance. Upon request from the other Party, each Party shall provide to the other Party evidence of such insurance (which may be provided through a program of self-insurance).

     19.14 In addition to the obligations each Party has in Section 24.0, each Party shall provide in its tariffs and contracts with its Customers that relate to any Telecommunications Service or Network Element provided or contemplated under this Agreement that in no case shall such Party or any of its agents, contractors or others retained by such parties be liable to any Customer or third party for (i) any Loss relating to or arising out of this Agreement, whether in contract, tort, or otherwise that exceeds the amount such Party would have charged the applicable Customer for the service(s) or function(s) that gave rise to such Loss and (ii) any Consequential Damages (as defined in Section 25.3 below).

     19.15 Each Party is responsible for obtaining transport facilities sufficient to handle traffic between its network and the other Party's network. Each Party may provide the facilities itself, order them through a third party, or order them from the other Party.

     19.16 Each Party is responsible for requesting Interconnection to the other Party's Common Channel Interoffice Signaling ("CCIS") network, where SS7 signaling on the trunk group(s) is desired. Each Party shall connect to a pair of access STPs in each LATA where traffic will be exchanged or shall arrange for signaling connectivity through a third party provider which is connected to the other Party's signaling network. The Parties shall establish Interconnection at the STP, and other points, as necessary and as jointly agreed to by the Parties.

     19.17 No Party shall construct facilities which require the other Party to build unnecessary facilities.

20.0 TERM AND TERMINATION.

     20.1  TERM.

     The initial term of this Agreement shall be three (3) years (the "Initial Term") which shall commence on the Effective Date. Upon expiration of the Initial Term, this Agreement shall automatically be renewed for additional one
(1) year periods (each, a "Renewal Term") unless a Party delivers to the other Party written notice of termination of this Agreement at least one-hundred twenty (120) days prior to the expiration of the Initial Term or a Renewal Term.

     20.2  RENEGOTIATION OF CERTAIN TERMS.

     Notwithstanding the foregoing, upon delivery of written notice at least one hundred twenty (120) days prior to the expiration of the Initial Term or any Renewal Term, either Party may require negotiations of the rates, prices and charges, terms, and conditions of the services to be provided under this Agreement effective upon such expiration. If the Parties are unable to satisfactorily renegotiate such new rates, prices, charges and terms within ninety (90) days of such written notice, either Party may petition the Commission or take such other action as may be necessary to establish appropriate terms. If the Parties are unable to mutually agree on such new rates, prices, charges and terms or the Commission does not issue its order prior to the applicable expiration date, the Parties agree that the rates, terms and conditions ultimately ordered by such Commission or negotiated by the Parties shall be effective retroactive to such expiration date.

     20.3 DEFAULT.

     When a Party believes that the other Party is in violation of a material term or condition of this Agreement ("Defaulting Party"), it shall provide written notice to such Defaulting Party of such violation prior to commencing the dispute resolution procedures set forth in Section 28.18.

     20.4 PAYMENT UPON EXPIRATION OR TERMINATION.

     In the case of the expiration or termination of this Agreement for any reason, each of the Parties shall be entitled to payment for all services performed and expenses accrued or incurred prior to such expiration or termination.

21.0 DISCLAIMER OF REPRESENTATIONS AND WARRANTIES.

     EXCEPT AS EXPRESSLY PROVIDED UNDER THIS AGREEMENT, OR ANY APPLICABLE TARIFF, IF ANY, NO PARTY MAKES OR RECEIVES ANY WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES, FUNCTIONS AND PRODUCTS IT PROVIDES OR IS CONTEMPLATED TO PROVIDE UNDER THIS AGREEMENT AND THE PARTIES DISCLAIM THE IMPLIED WARRANTIES OF MERCHANTABILITY AND/OR OF FITNESS FOR A PARTICULAR PURPOSE.

22.0 CANCELLATION CHARGES.

     Except as provided in Sections 9.6.3 and 19.4 and pursuant to a Bona Fide Request, or as otherwise provided in any applicable tariff or contract referenced herein, cancellation charges shall not be imposed upon, or payable by, either Party.

23.0 NON-SEVERABILITY

     23.1 The services, arrangements, Interconnection, Network Elements, terms and conditions of this Agreement were mutually negotiated by the Parties as a total arrangement and are intended to be non-severable, subject only to Sections
27.0 and 28.13.

     23.2 Nothing in this Agreement shall be construed as requiring or permitting either Party to contravene any mandatory requirement of federal or state law, or any regulations or orders adopted pursuant to such law.

24.0 INDEMNIFICATION.

     24.1  GENERAL PROVISION.

     To the extent not prohibited by law, and except as provided in Section 24.2, each Party (the "Indemnifying Party") shall defend and indemnify the other Party, its officers, directors, employees and permitted assignees (collectively, the "Indemnified Party") and hold such Indemnified Party harmless against

     (a) any Loss to a third party arising out of the negligence or willful misconduct by such Indemnifying Party, its agents, its Customers, contractors, or others retained by such parties, in connection with its provision of services under this Agreement;

     (b) any Loss arising from such Indemnifying Party's use of services offered under this Agreement, involving:

          (1) Claims for libel, slander, invasion of privacy, or infringement of Intellectual Property rights arising from the Party's own communications or the communications of such Indemnifying Party's Customers; or

          (2) Claims for actual or alleged infringement of any Intellectual Property right of a third party to the extent that such Loss arises from an Indemnified Party's or an Indemnified Party's Customer's use of a service provided under this Agreement; provided, however, that an
                                                      --------  -------
          Indemnifying Party's obligation to defend and indemnify the Indemnified Party shall not apply in the case of (i) (A) any use by an Indemnified Party of a service (or element thereof) in combination with elements, services or systems supplied by the Indemnified Party or persons other than the Indemnified Party; or (B) where an Indemnified Party or its Customer modifies or directs the Indemnifying Party to modify such service and (ii) no infringement would have occurred without such combined use or modification; and

     (c) any and all penalties imposed as a result of the Indemnifying Party's failure to comply with the Communications Assistance to Law Enforcement Act of 1994 ("CALEA").

     24.2 CUSTOMER LOSSES.

     In the case of any Loss alleged or made by a Customer of either Party, the Party whose Customer alleged or made such Loss shall be the Indemnifying Party under Section 24.1 and the other Party shall be the Indemnified Party.

     24.3 INDEMNIFICATION PROCEDURES.

     Whenever a claim shall arise for indemnification under this Section 24.0, the relevant Indemnified Party, as appropriate, shall promptly notify the Indemnifying Party and request the Indemnifying Party to defend the same. Failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that the Indemnifying Party might have, except to the extent that such failure prejudices the Indemnifying Party's ability to defend such claim. The Indemnifying Party shall have the right to defend against such liability or assertion in which event the Indemnifying Party shall give, within ninety (90) days of its receipt of a request to defend same, written notice to the Indemnified Party of acceptance of the defense of such claim and the identity of counsel selected by the Indemnifying Party. Until such time as Indemnifying Party provides such written notice of acceptance of the defense of such claim, Indemnifying Party shall defend such claim, subject to any right to seek reimbursement for the costs of such defense in the event that it is determined that Indemnifying Party had no obligation to indemnify the Indemnified Party for such claim. The Indemnifying Party shall have exclusive right to control and conduct the defense and settlement of any such claims subject to consultation with the Indemnified Party. The Indemnifying Party shall not be liable for any settlement by the Indemnified Party unless such Indemnifying Party has approved such settlement in advance and agrees to be bound by the agreement incorporating such settlement. At any time, an Indemnified Party shall have the right to refuse a compromise or settlement and, at such refusing Party's cost, to take over such defense; provided that in such
                                                          --------
event the Indemnifying Party shall not be responsible for, nor shall it be obligated to indemnify the relevant Indemnified Party against, any cost or liability in excess of such refused compromise or settlement. With respect to any defense accepted by the Indemnifying Party, the relevant Indemnified Party shall be entitled to participate with the Indemnifying Party in such defense if the claim requests equitable relief or other relief that could affect the rights of the Indemnified Party and also shall be entitled to employ separate counsel for such defense at such Indemnified Party's expense. If the Indemnifying Party does not accept the defense of any indemnified claim as provided above, the relevant Indemnified Party shall have the right to employ counsel for such defense at the expense of the Indemnifying Party. Each Party agrees to cooperate and to cause its employees and agents to cooperate with the other Party in the defense of any such claim and the relevant records of each Party shall be available to the other Party with respect to any such defense, subject to the restrictions and limitations set forth in Section 28.5.

25.0 LIMITATION OF LIABILITY.

     25.1  LIMITED RESPONSIBILITY.

     Each Party shall be responsible only for service(s) and facility(ies) which are provided by that Party, its authorized agents, subcontractors, or others retained by such parties, and neither Party shall bear any responsibility for the services and facilities provided by the other Party, its agents, subcontractors, or others retained by such parties.

     25.2  LIMITATION OF DAMAGES.

     Except for indemnity obligations under Section 24.0 and liquidated damages under Section 26.0, each Party's liability to the other Party for any Loss relating to or arising out of any negligent act or omission in its performance of this Agreement, whether in contract, tort, or otherwise shall be limited to the total amount that is or would have been charged to the other Party by such negligent or breaching Party for the service(s) or function(s) not performed or improperly performed.

     25.3  CONSEQUENTIAL DAMAGES.

     In no event shall either Party have any liability whatsoever to the other Party for any indirect, special, consequential, incidental or punitive damages, including but not limited to loss of anticipated profits or revenue or other economic loss in connection with or arising from anything said, omitted or done hereunder (collectively, "Consequential Damages"), even if the other Party has been advised of the possibility of such damages; provided, that the foregoing
                                                 --------
shall not limit a Party's obligation under Section 24.1 to indemnify, defend and hold the other Party harmless against any amounts payable to a third party, including any losses, costs, fines, penalties, criminal or civil judgments or settlements, expenses (including attorneys' fees) and Consequential Damages of such third party.

26.0 LIQUIDATED DAMAGES FOR SPECIFIED ACTIVITIES.

     26.1  CERTAIN DEFINITIONS.

     When used in this Section 26.0, the following terms shall have the meanings indicated:

           26.1.1 "Specified Performance Breach" means the failure by Ameritech to (i) meet the Performance Criteria for any Specified Activity for a period of three (3) consecutive calendar months or (ii) perform during a calendar month each

Specified Activity set forth in Section 26.1.3 within the corresponding time interval in at least sixty percent (60%) of the covered instances.

           26.1.2 "Specified Activity" means any one (1) of the following activities:

              (i) the installation by Ameritech of unbundled Loops for Consolidated ("Unbundled Loop Installation");

              (ii) Ameritech's provision of Interim Telecommunications Number Portability ("INP Provisioning");

              (iii) the repair of out of service problems for Consolidated
                    ("Out of Service Repairs"); or

              (iv) the provision of a Referral Announcement (as provided in Section 16.0 of this Agreement) in conjunction with the installation of unbundled Loops for Consolidated ("Referral Announcement").

          26.1.3 "Performance Criteria" means, with respect to each calendar month during the term of this Agreement, the performance by Ameritech during such month of each Specified Activity shown below within the time interval shown in at least eighty percent (80%) of the covered instances:

------------------------------------------------------------------------------------------------------------------
                  SPECIFIED ACTIVITY                                     PERFORMANCE INTERVAL DATE
------------------------------------------------------------------------------------------------------------------
   (i)  Unbundled Loop Installation
        ---------------------------

   (A)  1-10 Loops per Service Order                     Within the applicable time intervals set forth in
                                                         Section 9.7, without a trouble ticket generated within
                                                         twenty-four (24) hours.
------------------------------------------------------------------------------------------------------------------
   (B)  11-20 Loops per Service Order                    10 days from Ameritech's Receipt of valid Service Order,
                                                         without a trouble ticket generated within twenty-four
                                                         (24) hours.
------------------------------------------------------------------------------------------------------------------
   (C)  21 + Loops per Service Order                     15 days, or longer as requested by Consolidated.
------------------------------------------------------------------------------------------------------------------
   (ii)  INP Provisioning                                5 days from Ameritech's Receipt of valid Service Order,
         ----------------
   (A)  1-10 Numbers per Service Order                   without a trouble ticket generated within twenty-four
                                                         (24) hours.

------------------------------------------------------------------------------------------------------------------
   (B)  11-20 Numbers per Service Order                  10 days from Ameritech's Receipt of valid Service Order,
                                                         without a trouble ticket generated within twenty-four
                                                         (24) hours.
------------------------------------------------------------------------------------------------------------------
   (C)  21 + Numbers per Service Order                   15 days, or longer as requested by Consolidated.
------------------------------------------------------------------------------------------------------------------
   (iii)  Out-of-Service Repairs                         Less than 24 hours from Ameritech's Receipt of
          ----------------------
                                                         Notification of Out-of-Service Condition, without a
                                                         trouble ticket generated within twenty-four (24) hours.
------------------------------------------------------------------------------------------------------------------
   (iv)  Referral Announcements                          Referral Announcement provisioned in accordance with
         ----------------------
                                                         valid Service Order within one (1) day of installation
                                                         of associated Unbundled Loops, without a trouble ticket
                                                         generated within twenty-four (24) hours.
------------------------------------------------------------------------------------------------------------------

          26.1.4 The Performance Criteria shall be calculated on a calendar-month basis as follows:

          (a) Unbundled Loop Installation and INP Provisioning

              Total Number of Service Orders Completed within
                   applicable Performance Interval Date           x      100
              -----------------------------------------------
                  Total Number of Service Orders Received

          (b) Out-of-Service Repairs

              Number of Out-of-Service Repairs Restored
                 within Performance Interval Date                 x      100
              ------------------------------------------------
              Total Number of Out-of-Service Repairs per month

          (c)  Referral Announcements

               Number of Referral Announcements Completed
                      within Performance Interval Date            x      100
               ------------------------------------------
          Total Number of Referral Announcements Orders Received

     26.2 SPECIFIED PERFORMANCE BREACH.

     In recognition of the (1) loss of Customer opportunities, revenues and goodwill which Consolidated might sustain in the event of a Specified Performance Breach; (2) the uncertainty, in the event of such a Specified Performance Breach, of Consolidated having available to it customer opportunities similar to those opportunities currently available to Consolidated; and (3) the difficulty of accurately ascertaining the amount of damages Consolidated would sustain in the event of such a Specified Performance Breach, Ameritech agrees to pay Consolidated, subject to Section 26.4, damages as set forth in Section 26.3 in the event of the occurrence of a Specified Performance Breach.

     26.3 LIQUIDATED DAMAGES.

     The damages payable by Ameritech to Consolidated as a result of a Specified Performance Breach shall be (i) $75,000 for each Specified Performance Breach related to a Specified Activity in Section 26.1.2(i), (ii) or (iii); and (ii) $10,000 for a Specified Performance Breach related to the Specified Activity in
Section 26.1.2(iv) (collectively, the "Liquidated Damages"). Consolidated and Ameritech agree and acknowledge that (a) the Liquidated Damages are not a penalty and have been determined based upon the facts and circumstances of Consolidated and Ameritech at the time of the negotiation and entering into of this Agreement, with due regard given to the performance expectations of each Party; (b) the Liquidated Damages constitute a reasonable approximation of the damages Consolidated would sustain if its damages were readily ascertainable; and (c) Consolidated shall not be required to provide any proof of the Liquidated Damages.

     26.4 LIMITATIONS.

     In no event shall Ameritech be liable to pay the Liquidated Damages if Ameritech's failure to meet or exceed any of the Performance Criteria is caused, directly or indirectly, by a Delaying Event. If a Delaying Event (i) prevents Ameritech from performing a Specified Activity, then such Specified Activity shall be excluded from the calculation of Ameritech's compliance with the Performance Criteria, or (ii) only suspends Ameritech's ability to timely perform the Specified Activity, the applicable time frame in which Ameritech's compliance with the

Performance Criteria is measured shall be extended on an hour-for-hour or day-for-day basis, as applicable, equal to the duration of the Delaying Event.

     26.5 SOLE REMEDY.

     The Liquidated Damages shall be the sole and exclusive remedy of Consolidated under this Agreement for money damages for Ameritech's breach of the Performance Criteria and a Specified Performance Breach as described in this
Section 26.0. Nothing in this Section 26, however, prohibits either Party from seeking or obtaining injunctive relief.

     26.6 RECORDS.

     Ameritech shall maintain complete and accurate records, on a monthly basis, of its performance under this Agreement of each Specified Activity and its compliance with the Performance Criteria. Ameritech shall provide to Consolidated such records in a self-reporting format on a monthly basis. Notwithstanding Section 28.5.1, the Parties agree that such records shall be deemed "Proprietary Information" under Section 28.5.

27.0 REGULATORY APPROVAL

     27.1 COMMISSION APPROVAL.

     The Parties understand and agree that this Agreement will be filed with the Commission and may thereafter be filed with the FCC. The Parties covenant and agree that this Agreement is satisfactory to them as an agreement under Section 251 of the Act. Each Party covenants and agrees to fully support approval of this Agreement by the Commission or the FCC under Section 252 of the Act without modification. If the Commission or the FCC rejects any portion of this Agreement, the Parties agree to meet and negotiate in good faith to arrive at a mutually acceptable modification of the rejected portion; provided that such
                                                          --------
rejected portion shall not affect the validity of the remainder of this Agreement. The Parties acknowledge that nothing in this Agreement shall limit a Party's ability, independent of such Party's agreement to support and participate in the approval of this Agreement, to assert public policy issues relating to the Act, including but not limited to, filing comments, filing petitions for reconsideration, or pursuing appellate rights following regulatory decisions.

     27.2 AMENDMENT OR OTHER CHANGES TO THE ACT; RESERVATION OF RIGHTS.

     The Parties acknowledge that the respective rights and obligations of each Party as set forth in this Agreement are based on the text of the Act and the rules and regulations promulgated thereunder by the FCC and the Commission as of the Effective Date. In the event of any amendment of the Communications Act of 1934, as amended by the Telecommunications Act of 1996, or any final and nonappealable legislative, regulatory, judicial order, rule or regulation or other legal action that revises or reverses the Act, the FCC's First Report and Order in CC Docket Nos. 96-98 and 95-185 or any applicable Commission order or arbitration award purporting to apply the provisions of the Act (``Amendment to the Act"), either Party may, by providing written notice to the other Party, require that this Agreement be amended to reflect the pricing, terms and conditions of each such Amendment to the Act, relating to any of the provisions in this Agreement including any or all of the provisions listed in Section 28.13 of this Agreement. If any such amendment to this Agreement affects any rates or charges of the services provided hereunder, such amendment shall be retroactively effective as of the Effective Date and each Party reserves its rights and remedies with respect to the collection of such rates or charges; including the right to seek a surcharge before the applicable regulatory authority.

     27.3 REGULATORY CHANGES.

     If any final and nonappealable legislative, regulatory, judicial or other legal action (other than an Amendment to the Act, which is provided for in
Section 27.2) materially affects the ability of a Party to perform any material obligation under this Agreement, a Party may, on thirty (30) days' written notice (delivered not later than thirty (30) days following the date on which such action has become legally binding and has otherwise become final and nonappealable) to the other Party require that the affected provision(s) be renegotiated, and the Parties shall renegotiate in good faith such mutually acceptable new provision(s) as may be required; provided that such affected
                                                -------- ----
provisions shall not affect the validity of the remainder of this Agreement.

28.0 MISCELLANEOUS.

     28.1 AUTHORIZATION.


          28.1.1 Ameritech Services, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Ameritech Information Industry Services, a division of Ameritech Services, Inc. has full power and authority to execute and deliver this Agreement and to perform the obligations hereunder on behalf of Ameritech Indiana.

          28.1.2 Consolidated is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois and has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

     28.2 COMPLIANCE.

     Each Party shall comply with all applicable federal, state, and local laws, rules, and regulations applicable to its performance under this Agreement.

     28.3 INDEPENDENT CONTRACTOR.

     Each Party shall perform services hereunder as an independent contractor and nothing herein shall be construed as creating any other relationship between the Parties. Each Party and each Party's contractor shall be solely responsible for the withholding or payment of all applicable federal, state and local income taxes, social security taxes and other payroll taxes with respect to their employees, as well as any taxes, contributions or other obligations imposed by applicable state unemployment or workers' compensation acts. Each Party has sole authority and responsibility to hire, fire and otherwise control its employees.

     28.4 FORCE MAJEURE.

     Neither Party shall be liable for any delay or failure in performance of any part of this Agreement from any cause beyond its control and without its fault or negligence including, without limitation, acts of nature, acts of civil or military authority, government regulations, embargoes, epidemics, terrorist acts, riots, insurrections, fires, explosions, earthquakes, nuclear accidents, floods, work stoppages, equipment failure, power blackouts, volcanic action, other major environmental disturbances, unusually severe weather conditions, inability to secure products or services of other persons or transportation facilities or acts or omissions of transportation carriers (individually or collectively, a "Force Majeure Event").

     28.5 CONFIDENTIALITY.

          28.5.1 Any information such as specifications, drawings, sketches, business information, forecasts, models, samples, data, computer programs and other software and documentation of one Party (a "Disclosing Party") that is furnished or made available or otherwise disclosed to the other Party or any of such other Party's employees, contractors, agents or Affiliates (its "Representatives" and with a Party, a "Receiving Party") pursuant to this Agreement ("Proprietary Information") shall be deemed the property of the Disclosing Party. Proprietary Information, if written, shall be marked "Confidential" or "Proprietary" or by other similar notice, and, if oral or visual, shall be confirmed in writing as confidential by the Disclosing Party to the Receiving Party within ten (10) days after disclosure. Unless Proprietary Information was previously known by the Receiving Party free of any obligation to keep it confidential, or has been or is subsequently made public by an act not attributable to the Receiving Party, or is explicitly agreed in writing not to the regarded as confidential, it (a) shall be held in confidence by each Receiving Party; (b) shall be disclosed to only those Representatives who have a need for it in connection with the provision of services required to fulfill this Agreement and shall be used only for such purposes; and (c) may be used for other purposes only upon such terms and conditions as may be mutually agreed to in advance of use in writing by the Parties. Notwithstanding the foregoing sentence, a Receiving Party shall be entitled to disclose or provide Proprietary Information as required by any governmental authority or applicable law only in accordance with Section 28.5.2.

          28.5.2 If any Receiving Party is required by any governmental authority or by applicable law to disclose any Proprietary Information, then such Receiving Party shall provide the Disclosing Party with written notice of such requirement as soon as possible and prior to such disclosure. The Disclosing Party may then either seek appropriate protective relief from all or part of such requirement or, if it fails to successfully do so, it shall be deemed to have waived the Receiving Party's compliance with this Section 28.5 with respect to all or part of such requirement. The Receiving Party shall use all commercially reasonable efforts to cooperate with the Disclosing Party in attempting to obtain any protective relief which such Disclosing Party chooses to obtain.

          28.5.3 In the event of the expiration or termination of this Agreement for any reason whatsoever, each Party shall return to the other Party or destroy all Proprietary Information and other documents, work papers and other material (including all copies thereof) obtained from the other Party in connection with this Agreement and shall use all reasonable efforts, including instructing its employees and others who have had access to such information, to keep confidential and not to use any such information, unless such information is now, or is hereafter disclosed, through no act, omission or fault of such Party, in any manner making it available to the general public.

     28.6 GOVERNING LAW.

     For all claims under this Agreement that are based upon issues within the jurisdiction (primary or otherwise) of the FCC, the exclusive jurisdiction and remedy for all such claims shall be as provided for by the FCC and the Act. For all

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

claims under this Agreement that are based upon issues within the jurisdiction (primary or otherwise) of the Commission, the exclusive jurisdiction for all such claims shall be with such Commission, and the exclusive remedy for such claims shall be as provided for by such Commission. In all other respects, this Agreement shall be governed by the domestic laws of the State of Indiana without reference to conflict of law provisions.

     28.7 TAXES.

     Each Party purchasing services hereunder shall pay or otherwise be responsible for all federal, state, or local sales, use, excise, gross receipts, transaction or similar taxes, fees or surcharges levied against or upon such purchasing Party (or the providing Party when such providing Party is permitted to pass along to the purchasing Party such taxes, fees or surcharges), except for any tax on either Party's corporate existence, status or income. Whenever possible, these amounts shall be billed as a separate item on the invoice. To the extent a sale is claimed to be for resale tax exemption, the purchasing Party shall furnish the providing Party a proper resale tax exemption certificate as authorized or required by statute or regulation by the jurisdiction providing said resale tax exemption. Failure to timely provide said resale tax exemption certificate will result in no exemption being available to the purchasing Party.

     28.8 NON-ASSIGNMENT.

     Neither Party may assign or transfer (whether by operation of law or otherwise) this Agreement (or any rights or obligations hereunder) to a third party without the prior written consent of the other Party; provided that each
                                                            --------
Party may assign this Agreement to a corporate Affiliate or an entity under its common control or an entity acquiring all or substantially all of its assets or equity by providing prior written notice to the other Party of such assignment or transfer. Any attempted assignment or transfer that is not permitted is void ab initio. Without limiting the generality of the foregoing, this Agreement
-- ------
shall be binding upon and shall inure to the benefit of the Parties' respective successors and assigns.

     28.9 NON-WAIVER.

     Failure of either Party to insist on performance of any term or condition of this Agreement or to exercise any right or privilege hereunder shall not be construed as a continuing or future waiver of such term, condition, right or privilege.

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

     28.10  DISPUTED AMOUNTS.

            28.10.1 If any portion of an amount due to a Party (the "Billing Party") under this Agreement is subject to a bona fide dispute between the Parties, the Party billed (the "Non-Paying Party") shall within one hundred and twenty (120) days of its receipt of the invoice containing such disputed amount give notice to the Billing Party of the amounts it disputes ("Disputed Amounts") and include in such notice the specific details and reasons for disputing each item. The Non-Paying Party shall pay when due all undisputed amounts to the Billing Party.

            28.10.2 If the Parties are unable to resolve the issues related to the Disputed Amounts in the normal course of business within sixty (60) days after delivery to the Billing Party of notice of the Disputed Amounts, each of the Parties shall appoint a designated representative who has authority to settle the dispute and who is at a higher level of management than the persons with direct responsibility for administration of this Agreement. The designated representatives shall meet as often as they reasonably deem necessary in order to discuss the dispute and negotiate in good faith in an effort to resolve such dispute. The specific format for such discussions will be left to the discretion of the designated representatives, however all reasonable requests for relevant information made by one Party to the other Party shall be honored.

            28.10.3 If the Parties are unable to resolve issues related to the Disputed Amounts within forty-five (45) days after the Parties' appointment of designated representatives pursuant to Section 28.10.2, then (i) either Party may file a complaint with the Commission to resolve such issues or proceed with any other remedy pursuant to law or equity and (ii) each Party shall promptly pay all Disputed Amounts in an interest bearing escrow account with a third party escrow agent mutually agreed upon by the Parties. The Commission or the FCC may direct release of any or all funds (including any accrued interest) in the escrow account, plus applicable late fees, to be paid to either Party.

            28.10.4  The Parties agree that all negotiations pursuant to this
Section 28.10 shall remain confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence.

            28.10.5 Any undisputed amounts not paid when due shall accrue interest from the date such amounts were due at the lesser of (i) one and one-half percent (1-1/2%) per month or (ii) the highest rate of interest that may be charged under applicable law. Any Disputed Amount which is later determined to be properly billed shall accrue interest from the date such amounts were due at the lesser of (i) one and one-half percent (1-1/2%) per month or (ii) the highest rate of interest that may be charged under applicable law.

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

            28.10.6 Notwithstanding anything to the foregoing in this Agreement, neither Party shall bill the other Party for any charges that should have been billed to the other Party but were not billed ("Unbilled Charges") that were incurred more than one hundred and twenty (120) days prior to the date that the billing Party transmits a bill for such Unbilled Charges.

     28.11  NOTICES.

     Notices given by one Party to the other Party under this Agreement shall be in writing and shall be (a) delivered personally, (b) delivered by express delivery service, (c) mailed, certified mail or first class U.S mail postage prepaid, return receipt requested or (d) delivered by telecopy to the following addresses of the Parties:

                    To Consolidated:

                    Consolidated Communications Telecom Services Inc. 121 South 17th Street
                    Matoon, Illinois  61938
                    Attn:  Vice President Marketing Expansion
                    Facsimile:  (217) 235-5600

                    with a copy to:

                    Consolidated Communications Telecom Services Inc. 121 South 17th Street
                    Matoon, Illinois  61938
                    Attn:  General Counsel
                    Facsimile:  (217) 235-4430

                    To Ameritech:

                    Ameritech Information Industry Services
                    350 North Orleans, Floor 3
                    Chicago, Illinois  60654
                    Attn: Vice President - Network Providers
                    Facsimile:  (312) 335-2927

                    with a copy to:

                    Ameritech Information Industry Services
                    350 North Orleans, Floor 3
                    Chicago, Illinois  60654
                    Attn.: Vice President and General Counsel

                    Facsimile:  (312) 595-1504

or to such other address as either Party shall designate by proper notice. Notices will be deemed given as of the earlier of (i) the date of actual receipt, (ii) the next business day when notice is sent via express mail or personal delivery, (iii) three (3) days after mailing in the case of first class or certified U.S. mail or (iv) on the date set forth on the confirmation in the case of telecopy.

     28.12  PUBLICITY AND USE OF TRADEMARKS OR SERVICE MARKS.

     Neither Party nor its subcontractors or agents shall use the other Party's trademarks, service marks, logos or other proprietary trade dress in any advertising, press releases, publicity matters or other promotional materials without such Party's prior written consent.

     28.13  SECTION 252(I) OBLIGATIONS.

     If either Party enters into an agreement (the "Other Agreement") approved by the Commission pursuant to Section 252 of the Act which provides for the provision of any Interconnection, service or Network Element arrangement covered in this Agreement within the State of Indiana to another requesting Telecommunications Carrier, including itself or its Affiliate, such Party shall make available to the other Party such arrangements upon the same rates, terms and conditions as those provided in the Other Agreement. At its sole option, upon written notice, a requesting Party may avail itself of either (i) the Other Agreement in its entirety or (ii) the prices, terms and conditions of the Other Agreement that directly relate to any of the following individual provisions as a whole:

            (1) Interconnection - Section 251(c)(2) of the Act (Sections 4.0 and 5.0 of this Agreement); or

            (2) Exchange Access - Section 251(c)(2) of the Act (Section 6.0 of this Agreement); or

            (3) Unbundled Access - Section 251(c)(3) of the Act - Loops (Sections 9.0 of this Agreement); or

            (4) Unbundled Access - Section 251(c)(3) of the Act - Ports (Section 9.0 of this Agreement); or

            (5) Resale - Section 251(c)(4) of the Act (Section 10.0 of this Agreement); or

            (6) Collocation - Section 251(c)(6) of the Act (Section 12.0 of this Agreement); or

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

            (7) Number Portability - Section 251(b)(2) of the Act (Section 13.0 of this Agreement); or

            (8)  Access to Rights-of-Way - Section 251(b)(4) of the Act (Section
                 15.0 of this Agreement).

Upon a requesting Party's election to adopt the provisions of the Other Agreement, the Parties shall amend this Agreement to reflect such terms with thirty (30) days after the other Party's receipt of notice specifying such election; provided that such terms and conditions of the Other Agreement that
          --------
are elected by a requesting Party shall be effective as of the date on which such other Party received written notification of such election.
Notwithstanding the foregoing, (i) a requesting Party may not avail itself of any of the arrangements in the Other Agreements if the other Party demonstrates to the Commission that such other Party would incur greater cost to provide such arrangement to the requesting Party than such other Party incurred to provide such arrangement to the Telecommunications Carrier that is party to the Other Agreement, and (ii) Ameritech shall have no right to avail itself of any provision of an Other Agreement that Consolidated is party to with respect to
(i) Unbundled Access - Section 251(c)(3) of the Act - Loops (Section 9.0) of this Agreement or (ii) Unbundled Access - Section 251(c)(3) of the Act - Ports (Section 9.0) of this Agreement.

     28.14  JOINT WORK PRODUCT.

     This Agreement is the joint work product of the Parties and has been negotiated by the Parties and their respective counsel and shall be fairly interpreted in accordance with its terms and, in the event of any ambiguities, no inferences shall be drawn against either Party.

     28.15  NO THIRD PARTY BENEFICIARIES; DISCLAIMER OF AGENCY.

     This Agreement is for the sole benefit of the Parties and their permitted assigns, and nothing herein express or implied shall create or be construed to create any third-party beneficiary rights hereunder. Except for provisions herein expressly authorizing a Party to act for another, nothing in this Agreement shall constitute a Party as a legal representative or agent of the other Party, nor shall a Party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name or on behalf of the other Party unless otherwise expressly permitted by such other Party. Except as otherwise expressly provided in this Agreement, no Party undertakes to perform any obligation of the other Party, whether regulatory or contractual, or to assume any responsibility for the management of the other Party's business.

     28.16  NO LICENSE.

     No license under patents, copyrights or any other intellectual property right (other than the limited license to use consistent with the terms, conditions and restrictions of this Agreement) is granted by either party or shall be implied or arise by estoppel with respect to any transactions contemplated under this Agreement.

     28.17  TECHNOLOGY UPGRADES.

     Nothing in this Agreement shall limit Ameritech's ability to upgrade its network through the incorporation of new equipment, new software or otherwise. Ameritech shall provide Consolidated written notice at least ninety (90) days prior to the incorporation of any such upgrades in Ameritech's network which will materially impact Consolidated's service or within such other time period as determined by the FCC or the Commission and their respective rules and regulations. Consolidated shall be solely responsible for the cost and effort of accommodating such changes in its own network.

     28.18  DISPUTE ESCALATION AND RESOLUTION.

     Except as otherwise provided herein, any dispute, controversy or claim (individually and collectively, a "Dispute") arising under this Agreement shall be resolved in accordance with the procedures set forth in this Section 28.18. In the event of a Dispute between the Parties relating to this Agreement and upon the written request of either Party, each of the Parties shall appoint a designated representative who has authority to settle the Dispute and who is at a higher level of management than the persons with direct responsibility for administration of this Agreement. The designated representatives shall meet as often as they reasonably deem necessary in order to discuss the Dispute and negotiate in good faith in an effort to resolve such Dispute. The specific format for such discussions will be left to the discretion of the designated representatives, however, all reasonable requests for relevant information made by one Party to the other Party shall be honored. If the parties are unable to resolve issues related to a Dispute within thirty (30) days after the Parties' appointment of designated representatives as set forth above, a Party may (i) bring an action in an appropriate Federal district court, (ii) file a complaint with the FCC pursuant to Sections 207 or 208 of the Act, (iii) seek a declaratory ruling from the FCC, (iv) file a complaint in accordance with the rules, guidelines and regulations of the Commission or (v) seek other relief under applicable law.

     28.19  SURVIVAL.

     The Parties' obligations under this Agreement which by their nature are intended to continue beyond the termination or expiration of this Agreement shall survive the termination or expiration of this Agreement, including without limitation, Sections 19.4, 19.14, 20.4, 21.0, 22.0, 24.0, 25.0, 28.5, 28.7,
28.10, 28.12, 28.16 and 28.18.

     28.20  SCOPE OF AGREEMENT.

     This Agreement is intended to describe and enable specific Interconnection and access to unbundled Network Elements and compensation arrangements between the Parties. This Agreement does not obligate either Party to provide arrangements not specifically provided herein.

     28.21  ENTIRE AGREEMENT.

     The terms contained in this Agreement and any Schedules, Exhibits, tariffs and other documents or instruments referred to herein, which are incorporated into this Agreement by this reference, constitute the entire agreement between the Parties with respect to the subject matter hereof, superseding all prior understandings, proposals and other communications, oral or written. Neither Party shall be bound by any preprinted terms additional to or different from those in this Agreement that may appear subsequently in the other Party's form documents, purchase orders, quotations, acknowledgments, invoices or other communications. This Agreement may only be modified by a writing signed by an officer of each Party.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of this 17th day of July 1997.

CONSOLIDATED COMMUNICATIONS            AMERITECH INFORMATION
TELECOM SERVICES INC.                  INDUSTRY SERVICES, A DIVISION
                                       OF AMERITECH SERVICES, INC.,
                                       ON BEHALF OF AMERITECH
                                       INDIANA

By:   /s/ D.L. Erickson                By:  /s/ Theodore A. Edwards
   ----------------------------------      -------------------------------
Printed:  D.L. Erickson                 Printed:  Theodore A. Edwards
        -----------------------------           --------------------------
Title:  President and General Manager   Title:  Vice President
      -------------------------------         ----------------------------

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